As filed with the Securities and Exchange Commission on June 10, 1998

                                                         Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                        -------------------------------

                           CIRCUIT CITY STORES, INC.

             (Exact name of registrant as specified in its charter)
                                    Virginia
         (State or other jurisdiction of incorporation or organization)
                                   54-0493875
                    (I.R.S. employer identification number)

                               9950 Mayland Drive
                            Richmond, Virginia 23233
                                 (804) 527-4022
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            -----------------------
                                Richard L. Sharp
               Chief Executive Officer and Chairman of the Board
                           Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                                 (804) 527-4000
                    (Name, address, including zip code, and
                   telephone number, including area code, of
                               agent for service)
                            -----------------------
                                   Copies to:

                             Robert L. Burrus, Jr.
                      McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000


         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE



                                                                     Proposed           Proposed
                                                                     Maximum             Maximum
                                                  Amount             Offering           Aggregate          Amount of
          Title of Each Class of                  to be             Price Per           Offering         Registration
       Securities to be Registered              Registered          Share (1)           Price (1)             Fee
------------------------------------------------------------------------------------------------------------------------

Circuit City Stores, Inc. - Circuit City          32,344              $44.438          $1,437,302            $424
Group Common Stock par value $.50
per share

Rights to Purchase Preferred                        N/A                 N/A                N/A                N/A
Stock, Series E, par value, $20.00 per
share (2)

Circuit City Stores, Inc. - CarMax                  (6)                 N/A                N/A                N/A
Group Common Stock, par value $.50
per share (3)(4)

Rights to Purchase Preferred                        N/A                 N/A                N/A                N/A
Stock, Series F, par value $20.00 per
share (5)
------------------------------------------------------------------------------------------------------------------------



         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average high and low prices of the Circuit City Group Common Stock on the New York Stock Exchange on June 4, 1998.

          (2) Prior to the occurrence of certain events, the Rights to Purchase Preferred Stock, Series E, will be attached to and trade with shares of the Circuit City Group Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Circuit City Group Common Stock.

         (3) Registered solely because the shares of Circuit City Group Common Stock registered under this registration statement may be converted, at the option of the Registrant, into shares of CarMax Group Common Stock in accordance with the terms of the Circuit City Group Common Stock.

         (4) No additional consideration would be paid by the holders of Circuit City Group Common Stock upon a conversion of the Circuit City Group Common Stock into CarMax Group Common Stock. Accordingly, no separate fee is paid.

         (5) Prior to the occurrence of certain events, the Rights to Purchase Preferred Stock, Series F, will be attached to and trade with shares of the CarMax Group Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of CarMax Group Common Stock.

         (6) This Registration Statement registers an indeterminate number of shares of CarMax Group Common Stock (including the associated Rights to Purchase Preferred Stock, Series F) issuable upon any conversion of the shares of Circuit City Group Common Stock registered hereunder.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JUNE 10, 1998

                                 32,344 shares

                           CIRCUIT CITY STORES, INC.

                 CIRCUIT CITY STORES, INC. - CIRCUIT CITY GROUP
                                  COMMON STOCK

         This Prospectus relates to 32,344 shares (the "Shares") of Circuit City Stores, Inc. - Circuit City Group Common Stock, $.50 par value per share (the "Circuit City Group Stock"), of Circuit City Stores, Inc. (the "Company"), which may be offered from time to time by the Selling Stockholder named herein. The Circuit City Group Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "CC." On June 8, 1998 the last reported sale price of the Circuit City Group Stock on the NYSE was $45.50 per share.

         The Selling Stockholder has advised the Company that the Shares may be sold from time to time in transactions on the NYSE or in negotiated transactions, in each case at prices satisfactory to the Selling Stockholder. (See "Plan of Distribution.")


         THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVES CERTAIN
             RISKS. SEE "RISK FACTORS" ON PAGE 7 OF THE PROSPECTUS.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


                The date of this Prospectus is __________, 1998.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                             ----------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

AVAILABLE INFORMATION.........................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................3
SUMMARY.......................................................................4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................7
RISK FACTORS..................................................................7
RECENT DEVELOPMENTS..........................................................18
USE OF PROCEEDS..............................................................19
SELLING STOCKHOLDER..........................................................19
PLAN OF DISTRIBUTION.........................................................19
DESCRIPTION OF CAPITAL STOCK.................................................20
CERTAIN MANAGEMENT AND ALLOCATION POLICIES...................................41
STOCK TRANSFER AGENT AND REGISTRAR...........................................43
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES........................43
VALIDITY OF SECURITIES.......................................................44
EXPERTS......................................................................44
GLOSSARY OF DEFINED TERMS....................................................45


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60606; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Circuit City Group Stock is listed on the New York Exchange, and such material may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 1-5767) by the Company are hereby incorporated by reference into this Prospectus:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1998 filed with the Commission May 27, 1998;
         (b)   all other reports filed with the Commission pursuant to Section
               13(a) or 15(d) of the Exchange Act since February 28, 1998;
         (c)   the description of the Circuit City Group Stock and the Circuit
               City Stores, Inc.-CarMax Group Common Stock (the "CarMax Group Stock") contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A, filed with the Commission on January 31, 1997, July 8, 1997 and April 28, 1998, respectively; and
         (d) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on April 28, 1998.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Corporate Secretary, Circuit City Stores, Inc., 9950 Mayland Drive, Richmond, Virginia 23233, telephone (804) 527-4022.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus. As used herein, (i) the "Company" means Circuit City Stores, Inc. and its consolidated subsidiaries, (ii) "Common Stock" means collectively the Circuit City Group Stock and the CarMax Group Stock, (iii) "Preferred Stock" means collectively the Series E and the Series F Preferred Stock, and (iv) "CarMax" means the CarMax Group. Unless otherwise defined herein, capitalized terms have the respective meanings ascribed to them elsewhere in this Prospectus. See "Glossary of Defined Terms."

                                  The Company

         Circuit City Stores, Inc. was incorporated under the laws of Virginia in 1949. It is the nation's largest retailer of brand-name consumer electronics and major appliances and a leading retailer of personal computers and music software. Its retail operations consist of 505 Circuit City Superstores, four Circuit City electronics-only stores and 52 mall-based Circuit City Express stores. Certain of Circuit City Stores, Inc. subsidiaries operate CarMax Auto Superstores, a used- and new-car retail business. The Company also has wholly owned finance operations that provide consumer revolving credit and auto installment loans. In addition, Circuit City Stores, Inc. holds approximately two-thirds of the ownership interest in Digital Video Express, LP ("Divx") and related operations, a limited partnership formed to develop and launch an enhancement for DVD players that provides significant convenience, flexibility and affordability for movies released on Divx digital discs.

Changes in Capital Structure

         On January 24, 1997, shareholders of Circuit City Stores, Inc. and its subsidiaries approved the creation of two common stock series. The Company's existing common stock was subsequently redesignated as Circuit City Group Stock. In an initial public offering, which was completed February 7, 1997, the Company sold 21.86 million shares of CarMax Group Stock.

The Circuit City Group

         The Circuit City Group Stock is intended to track the performance of the Circuit City Group. The Group includes the Company's Circuit City store-related operations; the Company's consumer revolving credit finance operations; the Company's investment in Divx and related operations; a retained interest in the CarMax Group; and all other businesses in which the Company may be engaged (other than those comprising the CarMax Group).

The CarMax Group

         The CarMax Group Stock is intended to track the performance of the CarMax Group (also referred to herein as "CarMax"). The CarMax Group is a leading retailer of used cars and light trucks in the United States with twenty-one stores located in eleven markets. The Group purchases, reconditions and sells used cars at each of its stores and sells new cars at two of its Atlanta, Ga. locations under franchise agreements with Chrysler Corporation ("Chrysler"). Additionally, the CarMax Group provides its customers with a full range of related services, including the financing of vehicle purchases through its own financing unit and through third parties, the sale of service policies and the sale of automotive electronic products.

                          The Circuit City Group Stock



Dividends........................................ The Company has recently paid dividends on the Circuit City Group
                                                  Stock at a quarterly rate of 3.5(cent) per share.



                                                  Dividends on the Circuit City Group Stock will be paid at the discretion of the Board of Directors based primarily upon the financial condition, results of operations and business
                                                  requirements of the Circuit City Group and the Company as a whole. Dividends will be payable out of the lesser of (i) the assets of the Company legally available for the payment of dividends and (ii) the Circuit City Group Available Dividend
                                                  Amount.

Voting Rights.................................... Except as otherwise described herein, the holders of Circuit City
                                                  Group Stock and CarMax Group Stock will vote together as a single voting group.  Each share of Circuit City Group Stock will have one vote per share.  Each share of CarMax Group Stock will have a variable vote equal to the ratio of the time- weighted average
                                                  Market Value of one share of CarMax Group Stock to the
                                                  time-weighted average Market Value of one share of Circuit City
                                                  Group Stock, calculated over the 20-Trading Day period ending 10
                                                  Trading Days prior to the applicable record date, and may have more than, less than or exactly one vote per share.

Rights on Disposition............................ If the Company disposes of all or substantially all of the properties and assets attributable to the Circuit City Group (i.e.,
                                                  80% or more on a current market value basis), other than in a transaction in which the Company receives primarily equity securities of an entity engaged or proposing to engage primarily in a business similar or complementary to the business of the
                                                  Circuit City Group, the Company must either (i) distribute to holders of Circuit City Group Stock an amount in cash and/or securities or other property equal to the Fair Value of the Net
                                                  Proceeds of such disposition, either by special dividend or by redemption of all or part of the outstanding shares of Circuit
                                                  City Group Stock, or (ii) convert each share of Circuit City
                                                  Group Stock into a number of shares of CarMax Group Stock
                                                  equal to 110% of the ratio of the average Market Value of one share of Circuit City Group Stock to the average Market Value of one share of CarMax Group Stock, calculated over the 10-
                                                  Trading Day period beginning on the 16th Trading Day after consummation of the disposition transaction.

                                                  The Company may, at any time prior to the first anniversary of a dividend on, or partial redemption of, shares of Circuit City
                                                  Group Stock following a disposition of all or substantially all of the properties and assets attributed to the Circuit City
                                                  Group, convert each remaining outstanding share of Circuit City
                                                  Group Stock into a number of shares of CarMax Group Stock equal to 110% of the ratio of the time-weighted average Market Value of one share of CarMax Group Stock, calculated over the 20- Trading
                                                  Day period ending five Trading Days prior to the date of notice to holders of such conversion.




Conversion at Option of Company.................. The Company may, at any time, convert each share of Circuit
                                                  City Group Stock into a number of shares of CarMax Group
                                                  Stock equal to 115% of the ratio of the time-weighted average
                                                  Market Value of one share of Circuit City Group Stock to the time-weighted average Market Value of one share of CarMax
                                                  Group Stock, calculated over the 20-Trading Day period ending five Trading Days prior to the date of notice to holders of such conversion.
Redemption in Exchange for
     Stock of Subsidiary......................... The Company may redeem the Circuit City Group Stock for a number of shares of one or more wholly owned subsidiaries of the Company that hold all of the assets and liabilities attributed to the Circuit City Group equal to the proportionate interest in the Circuit City Group represented by the outstanding Circuit
                                                  City Group Stock.  If, at such time, the Circuit City Group holds an Inter-Group Interest, the Company also will issue shares of
                                                  CarMax Group Stock in respect of the Inter-Group Interest
                                                  either to the holders of Circuit City Group Stock or to one or more of such subsidiaries.

Liquidation...................................... Holders of Circuit City Group Stock and CarMax Group Stock will be entitled to a portion of the assets remaining for distribution to holders of Common Stock on a per share basis in proportion to the respective per share liquidation units of such series (each, a "Liquidation Unit").  Each share of Circuit City Group Stock will have one Liquidation Unit and each share of CarMax Group
                                                  Stock will have .5 of a Liquidation Unit, subject to adjustment if shares of either series are subdivided, combined or
                                                  distributed as a dividend.

Certain Provisions of the
 CarMax Group Stock.............................. If the Company disposes of all or substantially all of the properties and assets attributed to the CarMax Group, the Company must either distribute the product of the Outstanding CarMax
                                                  Fraction multiplied by the Fair Value of the Net Proceeds of such disposition thereof to holders of CarMax Group Stock by special dividend or redemption or convert the CarMax Group Stock into
                                                  Circuit City Group Stock, upon the terms and conditions described under "Description of Capital Stock--Conversion and Redemption."
                                                  The Company may, at any time, convert the CarMax Group Stock into
                                                  Circuit City Group Stock upon the terms and conditions described under "Description of Capital Stock -- Conversion and Redemption
                                                  -- Conversion at the Option of the Company."  The Company may
                                                  redeem the CarMax Group Stock for a number of shares of one or more wholly owned subsidiaries of the Company that hold all of the assets and liabilities attributed to the CarMax Group equal to the proportionate interest in the CarMax Group represented by the outstanding CarMax Group Stock.




                              Inter-Group Interest

         The Circuit City Group holds a percentage interest in the equity of the CarMax Group. The "Outstanding CarMax Fraction" means the percentage interest in the CarMax Group represented at any time by the outstanding shares of CarMax Group Stock, and the "Inter-Group Interest Fraction" means the remaining percentage interest in the CarMax Group that is attributed to the Circuit City Group. The sum of the Inter-Group Interest Fraction and the Outstanding CarMax Fraction always equals 100%. The "Number of Shares Issuable with Respect to the Inter-Group Interest" means the number of shares of CarMax Group Stock that could be sold or otherwise issued by the Company for the account of the Circuit Group in respect of the Inter-Group interest. The Inter-Group Interest is not represented by actual shares of CarMax Group Stock and can not be voted by the Circuit City Group. As of May 31, 1998, the Outstanding CarMax Fraction was equal to 22.9%, the Inter-Group Interest Fraction was equal to 77.1%, and the Number of Shares Issuable with Respect to the Inter-Group Interest was 75,440,000. For further information see "Description of Capital Stock -- Inter-Group Interest."

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Prospectus regarding matters that are not historical facts, including statements incorporated by reference, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors" and in the Company's 1998 Annual Report on Form 10-K, incorporated by reference herein.


                                  RISK FACTORS

         INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES CERTAIN RISKS. IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING FACTORS IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.

Factors Relating to the Divx Business

         Divx is entering the highly competitive home video industry with a product that has a conditional access system for the viewing of motion pictures in the DVD format. The new system combines a standard DVD with an exclusive encryption and copyright protection system that requires an "enhanced" DVD player with a modem for viewing the movie content. Divx will introduce players and discs in June 1998 in Richmond, Va., and San Francisco, Calif., and plans to begin a national roll out later this year. As described below, Divx's ability to successfully implement a national roll out will depend on numerous factors.

         Divx faces competition from the widely accepted video cassette industry and competing open format DVD providers and also faces competition for consumers' time from other segments of the home entertainment market such as cable television, pay-per-view, direct broadcasting systems, and emerging in-home movie-viewing technologies, as well as the Internet and computer and video gaming. Management believes that Divx's high quality and new standard for consumer convenience will appeal to the mass market. However, because Divx is a new technology with no operational history, there can be no assurance that Divx will gain the consumer acceptance needed to achieve significant sales or profits.

         Divx is currently in the early stages of implementing the new system. Unforeseen expenses and delays associated with the further development and implementation of the system on a large scale could have a material adverse impact on Divx. In an industry in which technological change is a driving force, Divx believes its video platform is the most advanced in the marketplace but plans to aggressively pursue research and development to enhance its products and pursue additional markets; however, there is no guarantee these efforts will result in marketable products or prevent Divx technology from becoming either an obsolete or niche product. Additionally, Divx will need (i) to adapt and enhance its management systems and controls to support a new product and its expanded operations, and (ii) to expand its operations so as to generate additional revenues without proportionately increasing overhead.

         Because management does not expect Divx to generate profits until substantial player penetration is achieved and transaction volumes reach significant levels, Divx will require substantial additional capital in order to fund its expansion plans and to support continuing operations. Although Divx expects to obtain additional capital through public or private financings or borrowings or through equity issuances, there is no assurance that Divx will be able to do so.

         Divx makes it products available through agreements with several third parties for both software and hardware. Divx currently has multi-year license agreements with six of the major motion picture studios (Disney, Paramount, Universal, Twentieth Century Fox, Metro-Goldwyn-Mayer and Dreamworks SKG); agreements with six consumer electronics hardware manufacturers (Thomson Electronics, LG Electronics, Matsushita, JVC, Pioneer and Harmon Kardon) to incorporate Divx technology into existing DVD player models; and a multi-year disc replication agreement with Nimbus for the manufacture of Divx discs. There can be no assurance that additional studios will grant Divx license agreements or that existing agreements will be extended beyond their original terms. In addition, unforeseen difficulties or delays may reduce the capacity of production facilities, while limited customer acceptance of the Divx format could result in difficulties obtaining the necessary portion of the limited available replication capacity for DVD's. The Company has guaranteed Divx's performance under the commitments made in the licensing agreements. Commencing with the operational date of each agreement through the following three to five years, the minimum compensation due the studios is $112 million.

         Divx's success will depend in part on the widespread availability of both its hardware and software in retail outlets. Currently, the products are being made available in two markets through the Company's Circuit City stores and through "the good guys!" retail outlets. Additional retail outlets will be required and there is no assurance that Divx will be successful in obtaining these additional outlets.

         Divx's success will also depend to a significant degree upon the continued services of its senior management team as well as attracting qualified personnel in the film production and marketing industry, cryptographic analysts and sales representatives and information systems programmers. The loss of key personnel or the inability to attract qualified personnel could have a material adverse impact upon Divx.

         Divx may be exposed to potential liabilities relating to the production or use of its products or from developments or assertions by or against Divx relating to intellectual property rights. There can be no assurance that Divx will not experience material legal claims or be adversely affected by any resulting negative publicity.

Factors Relating to the CarMax Business

         Limited Operating History; History of Net Losses; Store Maturity

         CarMax opened its first store location in Richmond, Virginia in October 1993 and now operates 21 stores in 11 markets. All stores which have been open for at least one year were profitable during fiscal 1998 on a store-level basis including profits from vehicle financing but before the allocation of Group overhead expenses. Net losses for the CarMax Group were $34.2 million (including an $11.5 million expense related to owned and leased real estate), $9.3 million and $5.2 million in fiscal 1998, 1997 and 1996, respectively. The losses reflect the costs associated with an aggressive expansion program, overhead costs that are spread over a small store base and the immaturity of the majority of CarMax locations. In fiscal 1998, and during the first quarter of fiscal 1999, CarMax sales and earnings were below the Company's expectations. The results reflect lower than anticipated sales at some new stores and the effect on the used-car industry of highly promotional pricing among new-car retailers. CarMax expects to produce a lower loss in fiscal 1999 compared to fiscal 1998 due to a more mature store base, increased advertising efficiencies resulting from completely stored markets, refinements in various aspects of its consumer offer, the elimination of centralized reconditioning facilities and more efficient store staffing.

         Risks Associated with Expansion

         The CarMax growth strategy calls for aggressive expansion of its store base. CarMax expects to open approximately ten stores in fiscal 1999, including its entry into the Chicago market, and another ten stores, including its entry into the Los Angeles market, in fiscal 2000. CarMax's ability to implement this growth strategy, and to do so profitably, will depend on many factors, including those discussed under " -- Highly Competitive Industry; New Entrants;"
" -- Capital and Liquidity;" " -- Sourcing of Used Cars;" " -- Dependence Upon and Availability of Key Personnel;" " -- Manufacturer Control Over Existing and New Franchises; Franchise Agreements with Chrysler; Framework Agreement with Nissan Motor Corporation" and " -- Cyclicality of Automobile Sales; Geographic Concentration." Additional factors include CarMax's ability to (i) obtain suitable sites for new stores at a reasonable cost, (ii) adapt and enhance its management systems and controls to support the expanded operations and (iii) expand its operations, including used- and new-vehicle sales, so as to generate additional revenues without proportionately increasing Group overhead. In addition, unforeseen expenses and delays associated with a rapid rollout of new stores and retail services may be encountered that could have a material adverse effect on the business, results of operations and the financial condition of CarMax and its planned expansion. See "Recent Developments."

         Highly Competitive Industry; New Entrants

         Automotive retailing in the United States is highly competitive. In the used-vehicle market, CarMax competes with existing franchised and independent dealers, rental companies and private parties. The used-vehicle market has also attracted attention recently from a number of companies, some with substantial resources, that have entered this market through a national or regional network of used-vehicle stores. Many franchised new-car dealerships have also increased their focus on the used-vehicle market. CarMax believes that these companies and dealerships are attracted by the potential for generating high sales volume per location, the relatively high gross margins that currently exist in this market and the industry's fragmentation and potential for consolidation. Part of CarMax's business strategy is to position itself as the low-price, low-cost operator in the industry. However, increased competition in this industry, particularly from new entrants adopting non-traditional selling methods similar to those used by CarMax, could result in, among other things, increased wholesale costs for used cars and lower retail sales prices and margins than expected, which could adversely affect the business, results of operations and financial condition of CarMax.

         In the new-vehicle market, CarMax competes with other franchised dealers offering vehicles produced by the same or other manufacturers, auto brokers and leasing companies. As is typical of such arrangements, CarMax's existing Franchise Agreements with Chrysler do not guarantee exclusivity within a specified territory. CarMax could therefore face even greater competition at its existing and any future new-vehicle franchise locations if the manufacturers awarding such franchises award additional dealership franchises to others in the same market areas. In addition, Ford and General Motors have announced plans to study consolidating dealers within markets. This could tend to increase retail competition in those markets.

         Aggressive discounting by manufacturers of new cars, which typically occurs in the fall during the close-out of prior year models, may result in lower retail sales prices and margins for used vehicles during such discounting. CarMax's inventory includes a significant percentage of late model vehicles which would be particularly affected by such discounting. Therefore, aggressive or prolonged discounting by manufacturers may have a material adverse effect on CarMax's results of operations for the periods in which such discounting occur.

         Capital and Liquidity

         Late in fiscal 1997, Circuit City Stores, Inc. raised a net of $412.3 million through the initial public offering of 21.86 million shares of newly created CarMax Group Stock. In fiscal 1997, the Group used approximately $187 million of the net proceeds to repay its allocated portion of Circuit City Stores, Inc. indebtedness. The Company has used the remainder of the net proceeds to finance part of the CarMax expansion plan. Capital expenditures have been funded through sale-leaseback transactions, proceeds from the CarMax Group equity offering and allocated short- and long-term debt. The Group also sells most of its installment loan receivables generated by First National American Credit Corporation ("FNAC") through its auto loan securitization program. Additionally, CarMax is working to establish a renewable inventory financing program; however, there can be no assurance that it will be able to do so. CarMax's ability to continue to undertake both sale-leaseback and securitization transactions, and to do so on economically favorable terms, depends in large part on the existence of available financing capacity of the Company. There can be no assurance that the Company will continue to have capacity available or, if it does, that it would be made available to the CarMax Group. Decisions relating to the allocation of available financing capacity between the CarMax Group and the Circuit City Group are made by the Board of Directors in its good faith business judgment or in accordance with procedures and policies adopted by the Board of Directors from time to time. See " -- Factors Relating to the Capital Stock -- Potential Diverging Interests -- Operational and Financial Decisions;" " -- Factors Relating to Capital Stock -- Allocation of Financing Costs; -- Transfers of Funds Between Groups; Equity Contributions;" and "Certain Management and Allocation Policies."

         The terms of sale-leaseback and securitization transactions are affected by a number of other factors which are beyond the control of CarMax and the Company, including, among others, conditions in the securities and finance markets generally, prevailing interest rates, conditions in the markets for securitized instruments and lease financings and approval by all parties to the terms of the transaction. Profits from the extension of credit for vehicle financing contribute significantly to the profitability of CarMax. Any increase in the cost of sale-leaseback or securitization financings would increase the effective rental cost of real estate or reduce the profitability of CarMax's vehicle financing activities and, if significant, could have a material adverse effect on the business, results of operations and financial condition of CarMax.

         If for any reason the Company were unable to undertake securitization transactions or otherwise sell its installment loan receivables, the net profit from such receivables would be recognized over the life thereof rather than at the time of the sale, which could have a material adverse effect on the results of operations in a particular financial period.

         Capital may also be raised by the Company through additional public or private financings or borrowings; however, there can be no assurance that the Company will be able to do so or that, if it does, the funds raised would be made available to the CarMax Group. If additional funds are raised by issuing equity securities allocated to the CarMax Group, dilution to the holders of outstanding shares of CarMax Group Stock may result. See " -- Factors Relating to the Capital Stock -- Possible Volatility of Stock Price."

         Sourcing of Used Cars

         CarMax acquires a significant proportion of its used-vehicle inventory through its appraisal process in which CarMax appraises and makes an offer to purchase any properly documented vehicle from the public. CarMax also acquires a significant proportion of its used vehicles through auctions and, to a lesser extent, directly from other sources, including wholesalers, franchised and independent dealers and fleet owners, such as leasing companies and rental companies. Some of the auctions for vehicles are closed except to the franchised dealers of specific manufacturers. Based on consumer acceptance of the appraisal process at existing CarMax stores and the experience and success of CarMax to date in acquiring vehicles from auctions and other sources, management believes that its sources of used vehicles will continue to be sufficient to meet current needs and to support planned expansion. However, there can be no assurance that sufficient inventory from such sources will continue to be available, or will be available at comparable costs, particularly if changes occur in the type or proportion of used vehicles that are sold in auctions closed to CarMax or if competitive pressures increase as a result of new entrants to this market. See " -- Highly Competitive Industry; New Entrants." Any reduction in inventory availability, or increase in inventory wholesale costs that are not reflected in retail market prices, for these or other reasons, could have a material adverse effect on the business, results of operations and financial condition of CarMax and its planned expansion.

         Dependence upon and Availability of Key Personnel

         CarMax's success will depend to a significant degree upon the continued services of its senior management team as well as the Group's ability to attract qualified personnel, including experienced location general managers, as the business grows. In addition, the future performance of CarMax will depend upon the Group's continued access to certain Circuit City Group personnel who are experienced in rapid retail expansion, sale-leaseback and securitization financing, consumer credit, site selection and facilities construction. The loss of the services of key personnel, or the inability to attract and retain additional personnel as needed, could have a material adverse effect upon CarMax and its planned expansion.

         Manufacturer Control over Existing and New Franchises; Franchise Agreements with Chrysler; Framework Agreement with Nissan Motor Corporation

         One component of the CarMax growth strategy is to acquire additional new-vehicle franchises both through acquisitions of existing franchises and through new grants. Given the relative unavailability of new franchises and the limited availability of franchises within a suitable radius of its existing and proposed stores, there is no assurance that CarMax will be able to achieve this portion of its growth plan. In addition, manufacturers have historically exercised significant control over their franchisees, restricting them to specified locations and retaining approval rights over changes in management and ownership. The ability of CarMax to acquire existing franchises, as well as new franchises, will therefore depend on obtaining the approval of manufacturers, and there can be no assurance that CarMax will be able to obtain the requisite approvals from manufacturers on acceptable terms. Certain manufacturers may be reluctant to approve acquisitions by CarMax of new or existing franchises because of, among other things, their opposition to diffuse corporate ownership of their dealerships, the potential adverse effects on their existing franchisees or concerns with a single company owning a large number of dealerships.

         CarMax operates its new-car dealerships in the Atlanta, Ga. market under sales and service agreements between Chrysler and a subsidiary of the Company (the "Franchise Agreements"). The Franchise Agreements impose various requirements on CarMax and compliance with these requirements is closely monitored by Chrysler. The Franchise Agreements may be terminated by Chrysler on generally not less than 60 days written notice for specified reasons, including a breach by CarMax of any of its obligations thereunder, or if, without Chrysler's prior approval, the Company ceases to control the subsidiary that entered into the agreements.

         In 1998, CarMax signed a framework agreement with Nissan Motor Corporation that will allow CarMax to own and operate Nissan franchises throughout the U.S. The agreement provides that CarMax may acquire existing Nissan franchises and may obtain new franchise points and that Nissan franchises may be integrated into CarMax stores or operated as stand-alone locations.

         Cyclicality of Automobile Sales; Geographic Concentration

         Unit sales of vehicles, particularly new vehicles, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience similar periods of decline and recession as the general economy. Although there has been a general trend of increasing sales of used vehicles since 1991, there can be no assurance that the industry will not experience sustained periods of decline in vehicle sales in the future. CarMax believes that the industry is also influenced by consumer confidence, the level of personal discretionary spending, interest rates and credit availability. Any future adverse changes in economic conditions could have a material adverse effect on the business, results of operations and financial condition of CarMax and its planned expansion.

         In addition to being affected by general economic trends, the success of CarMax depends, in part, on regional auto-buying trends, local and regional economic factors and other regional competitive pressures. Currently, CarMax sells its vehicles in Virginia, North Carolina, Florida, Georgia, Illinois, Texas and Maryland. Conditions and competitive pressures affecting these markets, such as price-cutting by dealers in these areas or in new markets CarMax enters, or a general economic downturn in the region, could adversely affect CarMax, although the automotive retail industry as a whole might not be affected.

         Seasonality

         The business of CarMax is seasonal, with a disproportionate amount of sales currently occurring in the first half of the fiscal year. Seasonality causes difficulties in planning for a variety of resources, including personnel and inventory, and may also make it difficult to detect, and respond in a timely and effective way, to downturns in retailing when they occur, thereby increasing risks inherent in the business. CarMax anticipates that the seasonality of its business may vary from region to region as the Group expands its operations geographically.

         Credit Risk

         Payments by customers on a number of the installment sales contracts originated by FNAC become delinquent from time to time and some contracts end up in default. There can be no assurance that the current credit performance of FNAC's customers will be maintained or that general economic conditions will not worsen and lead to higher rates of delinquency and default. While CarMax retains limited liability with respect to such delinquencies or defaults under its current securitization program, a general decline in the quality of its contract portfolio could lead CarMax to reduce the availability of credit through FNAC, with a corresponding decrease in sales and profitability.


         Legal Proceedings

         CarMax is currently involved in litigation with AutoNation, Inc. ("AutoNation") relating to CarMax's right to use the mark CARMAX. While CarMax successfully defended its rights to its mark at the trial court level, the matter is on appeal and an adverse outcome on appeal could have a material adverse effect on the results of operations of CarMax.

         CarMax may be exposed to potential liabilities for personal injury or property damage claims relating to the use of vehicles and other products sold by it. Although CarMax maintains third-party product liability insurance and other types of insurance in amounts it considers adequate, and the manufacturers are required to indemnify CarMax for most product liability claims, there can be no assurance that CarMax will not experience material legal claims in excess of its insurance coverage, or material claims (such as those relating to its use of the mark CARMAX) that ultimately would not be covered by insurance or indemnification from the manufacturers. Furthermore, if any significant claims are made against CarMax, the business of CarMax may be adversely affected by resulting negative publicity.

         Environmental Matters; Government Regulation

         The business of CarMax involves the use, handling and disposal of hazardous or toxic substances as well as the past and current operation and/or removal of aboveground and underground storage tanks containing such substances. Accordingly, CarMax is subject to federal, state and local laws and regulations governing air and water quality and the handling, storage and disposal of hazardous or toxic substances. Although CarMax believes that it does not have any material environmental liabilities, compliance with new or more stringent laws or regulations, stricter interpretations of existing laws or regulations or the future discovery of environmental conditions at current or future CarMax locations could require additional expenditures by CarMax, some of which could be material.

         The CarMax operations are also subject to ongoing regulation, supervision and licensing under various other federal, state and local statutes, ordinances and regulations. Among other things, these laws require that CarMax obtain and maintain certain licenses and regulate the manner in which CarMax conducts its business, including its advertising and sales practices. In addition, the financing activities of CarMax with its customers are subject to federal truth in lending, consumer lending and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales laws. CarMax believes that it is currently in substantial compliance with all such laws affecting its business. Any failure to comply with such laws or any adverse change in such laws, whether by the adoption of new laws, changes in the interpretation of existing laws or CarMax's entrance into jurisdictions with more stringent regulatory requirements, could have a material adverse effect on the business, results of operations and financial condition of CarMax.

Factors Relating to Capital Stock

         Shareholders of One Group; Financial Effects on One Group Could Affect the Other

         Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and shareholders' equity between the Circuit City Group and the CarMax Group for the purpose of preparing their respective financial statements, holders of Circuit City Group Stock and CarMax Group Stock are shareholders of the Company and are subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities.

The equity structure of the Company does not affect title to the assets or responsibility for the liabilities of the Company or any of its subsidiaries or the rights of holders of any debt of the Company or its subsidiaries. Financial impacts arising from either Group that affect the Company's results of operations or financial condition could affect the results of operations or financial condition of the other Group and the market price of the series of Common Stock relating to that Group. In addition, any net losses of the Circuit City Group or the CarMax Group and dividends or distributions on, or repurchases of, Circuit City Group Stock or CarMax Group Stock will reduce the legally available funds of the Company available for payment of dividends on both the Circuit City Group Stock and the CarMax Group Stock. Accordingly, the Company's consolidated financial information should be read in conjunction with the financial information of the Circuit City Group and the CarMax Group.


         The Company provides to holders of Circuit City Group Stock and CarMax Group Stock financial statements, management's discussion and analysis of financial condition and results of operations, business descriptions and other information for each Group and for the consolidated Company. The financial statements of each Group reflect the financial position, results of operations and cash flows of the businesses included therein. Consistent with the Amended and Restated Articles of Incorporation, as amended, (the "Articles") and relevant policies, such Group's financial statements also include allocated portions of the Company's corporate assets and liabilities (including contingent liabilities) that are not separately identified with the operations of a specific Group. See "Certain Management and Allocation Policies."

         Limited Separate Shareholder Voting Rights; Effects on Voting Power

         Holders of Circuit City Group Stock and CarMax Group Stock have only the rights customarily held by common shareholders of the Company and have no rights related to their corresponding Group and no right to vote on matters as a separate voting group other than in limited circumstances as provided under the Virginia Stock Corporation Act (the "VSCA"). Under the VSCA, the holders of Circuit City Group Stock and CarMax Group Stock vote together as a single voting group, except as to certain mergers and statutory share exchanges and certain amendments to the Articles. Accordingly, if a separate vote on a matter by the holders of either the Circuit City Group Stock or CarMax Group Stock is not required under the VSCA, and if the Board of Directors does not require a separate vote, any series that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter even if the matter involved a divergence or the appearance of a divergence of the interests between the holders of the Circuit City Group Stock and CarMax Group Stock. Conversely, if a separate vote on a matter by the holders of either Circuit City Group Stock or CarMax Group Stock is required under the VSCA or by the Board of Directors, the holders of either the Circuit City Group Stock or CarMax Group Stock could prevent approval of such matter, notwithstanding the fact that the holders of a majority or more than two-thirds, as applicable, of the total number of votes cast or entitled to be cast with respect to both the Circuit City Group Stock and CarMax Group Stock had voted in favor of it. See "Description of Capital Stock -- Voting Rights" and " -- Potential Diverging Interests -- Allocation of Proceeds of Mergers or Statutory Share Exchanges."

         The relative voting power of shares of Circuit City Group Stock and CarMax Group Stock fluctuates from time to time, with each share of Circuit City Group Stock having one vote and each share of CarMax Group Stock having a variable number of votes, based upon the ratio, over a specified period, of the time-weighted average Market Value of one share of CarMax Group Stock to the time-weighted average Market Value of one share of Circuit City Group Stock. This formula is intended to equate the proportionate voting rights of each series of Common Stock to their respective Market Values at the time of any vote. The Circuit City Group Stock represents a substantial majority of the voting power of all the Company's stock entitled to vote in the election of directors. Market Value could be influenced by many factors, including the results of operations of the Company and each of the Groups, trading volume, share issuances and repurchases and general economic and market conditions. See "Description of Capital Stock -- Voting Rights." Changes in the aggregate votes or relative voting power of the Circuit City Group Stock or the CarMax Group Stock could result from the market's reaction to a decision by the Company's management or Board of Directors that is perceived to disparately affect one series of Common Stock in comparison to the other or the issuance or repurchase of shares of Common Stock of either series. See " -- Limited Approval Rights of Future Issuances."

         Fiduciary Duties of The Board of Directors; No Definitive Precedent Under Virginia Law

         Under Virginia law, each member of the Board of Directors must act in accordance with his or her good faith business judgment of the best interests of the Company, taking into consideration the interests of all common shareholders. As further described below, the Company's equity structure may give rise to occasions when the interests of the holders of Circuit City Group Stock and the holders of CarMax Group Stock may diverge or appear to diverge. Although the Company is not aware of any precedent concerning the manner in which principles of Virginia law would be applied in the context of the Company's equity structure, principles of Virginia law provide that directors must act in accordance with their good faith business judgment of the corporation's best interests, taking into consideration the interests of all common shareholders regardless of class or series. Under these principles of Virginia law, a good faith determination made by a disinterested and adequately informed Board of Directors with respect to any matter having a disparate impact upon the holders of Circuit City Group Stock and the holders of CarMax Group Stock would be a defense to any challenge to such determination made by or on behalf of either group of holders. Nevertheless, a Virginia court hearing a case involving such a challenge may decide to apply principles of Virginia law other than those discussed above, or may fashion new principles of Virginia law, in order to decide such a case, which would be a case of first impression. There may arise circumstances involving a divergence of interests in which the Board of Directors is held to have properly discharged its duty to act in accordance with its good faith business judgment of the best interests of the Company, but in which holders of either the Circuit City Group Stock or the CarMax Group Stock consider themselves to be disadvantaged relative to the other series. In such a case, such holders would not have any other remedy under Virginia law with respect to the circumstances giving rise to the divergence of interests.

         Disproportionate ownership interests of members of the Board of Directors in the Circuit City Group Stock and the CarMax Group Stock or disparate values of the Circuit City Group Stock and the CarMax Group Stock could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for the different series. See " -- Potential Diverging Interests."

         Potential Diverging Interests

         The existence of separate series of Common Stock could give rise to occasions when the interests of the holders of Circuit City Group Stock and holders of CarMax Group Stock diverge or appear to diverge. Examples include determinations by the Board of Directors to (i) pay or omit the payment of dividends on Circuit City Group Stock or CarMax Group Stock, (ii) allocate consideration to be received by holders of each of the series of Common Stock in connection with a merger or consolidation involving the Company, (iii) convert one series of Common Stock into shares of the other series of Common Stock, (iv) approve certain dispositions of assets attributed to any Group, (v) so long as there is an Inter-Group Interest, allocate the proceeds of issuances of CarMax Group Stock either to the Circuit City Group in respect of its Inter-Group Interest or to the CarMax Group and (vi) make operational and financial decisions with respect to one Group that could be considered to be detrimental to the other Group, including whether to make transfers of funds between Groups, as described below. When making decisions with regard to matters that create potential diverging interests, the Board of Directors would act in accordance with the terms of the Articles, the management and allocation policies described in "Certain Management and Allocation Policies" to the extent applicable and its fiduciary duties. See " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law." The Board of Directors could also from time to time refer matters involving such conflict issues to an existing committee or one or more new committees of the Board of Directors and have such committee or committees report to the Board of Directors on such matters or decide such matters to the extent permitted by the Bylaws and applicable law. Each of the foregoing potential conflicts of interest is discussed below:

         No Assurance of Payment of Dividends. The Company has recently paid dividends on Circuit City Group Stock at a quarterly rate of 3.5(cent) per share. The Company has not paid dividends on the CarMax Group Stock. Determinations as to the future dividends on the Circuit City Group Stock and the CarMax Group Stock will be based primarily upon the financial condition, results of operations and business requirements of the relevant Group and the Company as a whole. Dividends on the Circuit City Group Stock and the CarMax Group Stock, if any, will be payable out of the lesser of (i) all assets of the Company legally available for the payment of dividends and (ii) the Available

Dividend Amount with respect to the relevant Group. Subject only to such limitations, the Board of Directors reserves the right to declare and pay dividends on the Circuit City Group Stock and the CarMax Group Stock in any amount and could, in its sole discretion, declare and pay dividends exclusively on the Circuit City Group Stock, exclusively on the CarMax Group Stock or on both, in equal or unequal amounts, notwithstanding the relative amounts of the Circuit City Group Available Dividend Amount and the CarMax Group Available Dividend Amount, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series or any other factor. In addition, net losses of any Group, dividends and distributions on Circuit City Group Stock, CarMax Group Stock or any Preferred Stock and any repurchases of Circuit City Group Stock, CarMax Group Stock or certain Preferred Stock would reduce the assets of the Company legally available for future dividends on the Circuit City Group Stock and the CarMax Group Stock. See "Description of Capital Stock -- Dividends."


         Allocation of Proceeds of Mergers or Statutory Share Exchanges. The Articles do not contain any provisions governing how consideration to be received by holders of Common Stock in connection with a merger or statutory share exchange involving the entire Company is to be allocated among holders of different series of Common Stock. In any such merger or statutory share exchange, the percentage of the consideration to be allocated to holders of any series of Common Stock will be determined by the Board of Directors and may be materially more or less than that which might have been allocated to such holders had the Board of Directors chosen a different method of allocation. See " -- Limited Separate Shareholder Voting Rights; Effects on Voting Power."

         Optional Conversion of Series of Common Stock. The Board of Directors could, in its sole discretion, determine to convert shares of the series of Common Stock of one Group into shares of the series of Common Stock of the other Group at a 15% premium at any time or a 10% premium following any dividend or partial redemption undertaken in connection with a disposition of all or substantially all of the properties or assets attributed to the Group whose stock is being converted. Any such determination could be made at a time when either or both of the Circuit City Group Stock and the CarMax Group Stock may be considered to be overvalued or undervalued. Any conversion at any premium would dilute the interests in the Company of the holders of the series of Common Stock not subject to conversion. In addition, any such conversion of either series of Common Stock into the other would preclude holders of both series of Common Stock from retaining their investment in a security that is intended to reflect separately the performance of the relevant Group. Holders of shares of the series of Common Stock converted may receive a greater or lesser premium than any premium that might be paid by a third-party buyer of all or substantially all of the assets attributed to the Group whose stock is converted. In determining whether to convert one series of Common Stock into the other series of Common Stock, the Board of Directors will act in accordance with its good faith business judgment that any such conversion is in the best interests of the Company, taking into consideration the interests of all common shareholders, including both the holders of the series of Common Stock being converted and the holders of the series of Common Stock into which it is to be converted. See "Description of Capital Stock -- Conversion and Redemption."

         Dispositions of Group Assets. Assuming the assets attributed to any Group represent less than substantially all of the properties and assets of the Company, the Board of Directors could, in its sole discretion and without shareholder approval, approve sales and other dispositions of any amount of the properties and assets attributed to such Group, because Virginia law and the Articles require shareholder approval only for a sale or other disposition of all or substantially all of the properties and assets of the entire Company. The proceeds from any such disposition would be assets attributed to such Group and used for its benefit, subject to the management and allocation policies described under "Certain Management and Allocation Policies." The Articles contain provisions that, in the event of a Disposition of all or substantially all of the properties and assets attributed to any Group, other than in a Related Business Transaction, require the Company to (i) distribute to holders of the series of Common Stock relating to the Group subject to such Disposition an amount in cash and/or securities or other property equal to their proportionate interest in the Fair Value of the Net Proceeds of such Disposition either by special dividend or redemption of all or part of the shares of such series of Common Stock or (ii) convert the outstanding shares of such Common Stock into a number of shares of the series of Common Stock relating to the other Group equal to 110% of the ratio, calculated over a period of time, of the average Market Value of one share of the Common Stock relating to the Group subject to such Disposition to the average Market Value of one share of Common Stock relating to the other Group. See "Description of Capital Stock -- Conversion and Redemption." The terms of the Common Stock do not require the Board of Directors to select the option that would result in the distribution with the highest value to the holders of the Common Stock relating to the Group subject to such Disposition or with the smallest effect on the Common Stock relating to the other Group. The Board of Directors would select an option based upon its good faith business judgment that such option is in the best interests of the Company, taking into consideration the interests of all common shareholders. See " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent under Virginia Law."

         Allocation of Proceeds upon Issuance of CarMax Group Stock. If the Circuit City Group, at the time the Company issues any shares of CarMax Group Stock, holds an Inter-Group Interest representing an interest in the equity value of the CarMax Group, the Board of Directors will, in its sole discretion, determine whether to allocate all or any portion of the proceeds of such issuance to the CarMax Group or to the Circuit City Group. To the extent the net proceeds of such issuance of shares of CarMax Group Stock are allocated to the CarMax Group, the financial statements of the CarMax Group would reflect the receipt of such proceeds. To the extent such net proceeds are allocated to the Circuit City Group, the financial statements of the Circuit City Group would reflect a reduction in the Inter-Group Interest and the receipt of such proceeds. Any such allocation may favor one Group at the expense of the other. For example, the decision to allocate proceeds to one Group may adversely affect the ability of the other Group to obtain funds. Any such allocation will be made by the Board of Directors in its good faith business judgment that such allocation is in the best interests of the Company, taking into consideration the interests of all common shareholders. See " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law." In addition, if the Company issues shares of CarMax Group Stock for the account of the Circuit City Group in respect of the Circuit City Group's Inter-Group Interest in the CarMax Group, the voting power of holders of shares of CarMax Group Stock immediately prior to such issuance would be diluted even though no consideration received for such shares would be allocated to the CarMax Group.

         Operational and Financial Decisions. The Board of Directors could, in its sole discretion, from time to time, make operational and financial decisions or implement policies that affect disproportionately the businesses of the Circuit City Group and the CarMax Group, such as transfers of services, funds or assets between Groups and other inter-Group transactions, the allocation of financing opportunities in the public markets and the allocation of business opportunities, resources and personnel that may be suitable for both Groups. Any such decision may favor one Group at the expense of the other. For example, the decision to obtain funds for one Group may adversely affect the ability of the other Group to obtain funds sufficient to implement its growth strategies. All such decisions will be made by the Board of Directors in its good faith business judgment or in accordance with procedures and policies adopted by the Board of Directors from time to time, including the policies described under "Certain Management and Allocation Policies," to ensure that such decisions will be made in a manner consistent with the best interests of the Company, taking into consideration the interests of all common shareholders. For further discussion of potential divergence of interests, see " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law," " -- Allocation of Financing Costs; Transfers of Funds Between Groups; Equity Contributions" and "Certain Management and Allocation Policies."

         Management and Allocation Policies Subject to Change

         The Company's policies described herein with respect to dividends, the allocation of corporate expenses, assets and liabilities, the allocation of proceeds of sales of Circuit City Group Stock and CarMax Group Stock and other matters may be modified or rescinded, or additional policies may be adopted, in the sole discretion of the Board of Directors without approval of the shareholders, although the Board of Directors has no present intention to do so. Any determination of the Board of Directors to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of Circuit City Group Stock and holders of CarMax Group Stock, would be made in accordance with the Board of Director's good faith business judgment of the best interests of the Company, taking into consideration the interests of all common shareholders. See " -- Potential Diverging Interests."

         Allocation of Financing Costs; Transfers of Funds Between Groups; Equity Contributions

         As described under "Certain Management and Allocation Policies," most financial activities are managed by the Company on a centralized basis. Such financial activities include the investment of surplus cash and the issuance and repayment of short-term and long-term debt and may include the issuance and repurchase of any Preferred Stock. In the event that cash or other property allocated to one Group is transferred to the other Group (other than transfers made with respect to the Inter-Group Interest upon the payment of any dividend or other distribution on CarMax Group Stock), such transfer will be accounted for in one of the following ways, as determined by the Board of Directors: (i) as a reallocation of pooled debt, as described under the caption referred to above, or any Preferred Stock, (ii) as an increase or decrease in the Number of Shares Issuable with Respect to the Inter-Group Interest, (iii) as a sale of assets between the two Groups, or (iv) as a short-term or long-term loan from one Group to the other Group. There are no specific criteria to determine which of the foregoing will be applied to a particular transfer of cash or property from one Group to the other Group. Such determination will be made by the Board of Directors in the exercise of its business judgment based upon all relevant circumstances, including the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. Any such determination could affect the amount of interest or dividend expense reflected in the financial statements of the Circuit City Group and the CarMax Group. All transfers of material assets from one Group to the other Group will be deemed to be made on a fair value basis for the foregoing purposes, as determined by the Board of Directors.

         A portion of the Company's debt and any Preferred Stock may be allocated to each Group, and interest or dividend expense will be charged to each Group, based on the weighted average interest or dividend rate of such pooled debt or Preferred Stock. As a result, changes in the amount of pooled debt or Preferred Stock would affect such weighted average interest or dividend rate and, therefore, would affect the interest or dividend expense charged to both Groups in respect of their allocated portions. In addition, in obtaining its financing through increases of its allocated pooled debt or Preferred Stock balance, the Group receiving the proceeds would receive a "benefit" or "detriment" to the extent such weighted average rate is lower or higher, respectively, than the market rate for a hypothetical borrowing of debt or issuance of Preferred Stock by such Group if such Group were a stand-alone corporation. Debt and Preferred Stock of the Company also may be allocated in its entirety to one Group as determined by the Board of Directors.

         The Board of Directors could, in its sole discretion, determine that a transfer of cash or other property from one Group to the other Group should be accounted for as a short-term or long-term loan. The Board of Directors would establish the terms on which loans between the Groups would be made, including interest rate, amortization schedule, maturity and redemption terms. In the event that the Board of Directors determines that a transfer of funds between the Circuit City Group and the CarMax Group should be accounted for as a loan, the Group receiving the funds would receive a "benefit" or "detriment" to the extent the rate determined by the Board of Directors is lower or higher, respectively, than the market rate for a hypothetical borrowing of debt by such Group if such Group were a stand-alone corporation.

         The Board of Directors also could, in its sole discretion, determine from time to time to contribute, as additional equity, cash or other property of the Circuit City Group to the CarMax Group, thereby increasing the Inter-Group Interest. Similarly, the Board of Directors could, in its sole discretion, determine from time to time to transfer cash or other property from the CarMax Group to the Circuit City Group as a reduction in such equity, thereby decreasing the Inter-Group Interest. Although any increase in the Inter-Group Interest resulting from an equity contribution by the Circuit City Group to the CarMax Group or any decrease in the Inter-Group Interest resulting from a transfer of funds from the CarMax Group to the Circuit City Group would be determined by reference to the then current Market Value of CarMax Group Stock, such changes could occur at a time when such shares could be considered undervalued or overvalued. The holders of outstanding shares of CarMax Group Stock would not have an opportunity to participate in a similar transaction.


         Potential Effects of Possible Disposition of Assets Attributed to a
         Group

         The terms of the Common Stock provide that upon a Disposition of all or substantially all of the properties and assets attributed to any Group, the Company would be required, subject to certain exceptions, either to pay a special dividend on, or redeem some or all of, the outstanding shares of the series of Common Stock relating to such Group or convert such Common Stock into shares of the series of Common Stock relating to the other Group. If the Group subject to such Disposition were instead a separate, independent company and its shares were acquired by another person, certain costs of such Disposition, including corporate level taxes, might not be payable in connection with such an acquisition. As a result, the consideration that would be received by shareholders of such a separate independent company in connection with such an acquisition might be greater than the Fair Value of the Net Proceeds that would be received by holders of the series of Common Stock relating to such Group if the assets attributed to such Group were sold. In addition, no assurance can be given that the Net Proceeds per share of the series of Common Stock relating to such Group to be received in connection with a Disposition of all of the assets attributed to such Group will be equal to or more than the market value per share of such Common Stock prior to or after announcement of such Disposition. See "Description of Capital Stock -- Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Common Stock."

         Limited Approval Rights of Future Issuances

         The approval of the shareholders of the Company will not be solicited by the Company for the issuance from the authorized but unissued shares of Circuit City Group Stock or CarMax Group Stock (including from shares that were previously designated as part of the other series but are unissued) unless such approval is deemed advisable by the Board of Directors or is required by stock exchange regulations or under the VSCA.

         Limitations on Potential Acquisitions of a Group

         If the Circuit City Group and the CarMax Group were organized as stand-alone corporations, any person interested in acquiring either of such corporations without negotiation with management could seek control of the outstanding stock of such corporation by means of a tender offer or proxy contest. Although the Company has created two series of Common Stock that are intended to reflect the separate performance of the Groups, a person interested in acquiring only one Group without negotiation with the Company's management will still be required to seek control of the voting power represented by all of the outstanding capital stock of the Company, including the series of Common Stock related to the other Group. See " -- Limited Separate Shareholder Rights; Effects on Voting Power" and "Description of Capital Stock -- Voting Rights."

         Possible Volatility of Stock Price

         The market price of the Circuit City Group Stock is determined in the trading markets and may be influenced by many factors, including the consolidated results of the Company, as well as the performance of the Circuit City Group, investors' expectations for the Company as a whole and the Circuit City Group, trading volume, share issuances and repurchases and general economic market conditions. There can be no assurance that investors will assign value to the Circuit City Group Stock based on the reported financial results and prospects of such Group or the dividend policies established by the Board of Directors with respect to such Group. Accordingly, financial effects on either Group that affect the Company's consolidated results of operations or financial condition could affect the market price of shares of the Circuit City Group Stock. In addition, the Company cannot predict the impact on the market price of certain terms of the Circuit City Group Stock or CarMax Group Stock, including the respective redemption and conversion rights applicable upon the disposition of substantially all the assets attributed to either Group, the ability of the Company to convert shares of one series of Common Stock into shares of the other series of Common Stock, the discretion of the Board of Directors to make various determinations relating to the separate series, or the availability of additional shares of either series for future sale, including shares of CarMax Group Stock attributable to the Circuit City Group's Inter-Group Interest in the CarMax Group. There can also be no assurance that Circuit City Group Stock will continue to be listed on the New York Stock Exchange.

                              RECENT DEVELOPMENTS

         The Circuit City Group introduced the first Divx players in stores on June 8, 1998. The Group recently reported plans to begin a two month launch program for Divx with approximately 30 titles. The Group also reported plans to add about 50 titles per month thereafter.

         The Company recently announced that the CarMax Group expects to incur a loss of approximately 3 cents per share for the first quarter of fiscal 1999. The Group also announced that it is more cautious in its outlook for the remainder of the year and that the Group is unlikely to produce a profit for the full year. The Group's more cautious outlook is based on disappointing first quarter results and uncertainty about the impact of intense promotional activity in the new-car segment. The Group plans to open approximately ten stores in fiscal 1999. Additionally, the Group reported that given the variability in store performance, it plans to open a critical mass of six to seven stores in Los Angeles and a limited number of additional stores, for a total of approximately ten stores in fiscal 2000.

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

                              SELLING STOCKHOLDER

         The following table sets forth certain information as of the date of this Prospectus with respect to shares of Circuit City Group Stock owned by the Selling Stockholder which are covered by this Prospectus. The number of shares of Circuit City Group Stock offered pursuant to this Prospectus for the account of the Selling Stockholder equals the total number of shares of Circuit City Group Stock owned by the Selling Stockholder as of the date of this Prospectus.

                       Circuit City Group Stock Ownership
                             Prior to the Offering

Name of Selling Stockholder                                         Number
----------------------------                                        ------

Goldberg Company, Inc.                                              32,344



                              PLAN OF DISTRIBUTION

         The Selling Stockholder has advised the Company that it may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE, on which the Shares are traded, or in negotiated transactions, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Sales of Shares may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers and (iv) privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the distribution of the Shares or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Circuit City Group Stock in the course of hedging the position they assume with the Selling Stockholder. The Selling Stockholder may also sell the Circuit City Group Stock short and redeliver the Shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require delivery to such broker-dealer of Shares offered hereby, which Shares such broker-dealer may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold thereunder rather than pursuant to this Prospectus.

         Brokers and dealers may receive compensation in the form of concessions or commissions from the Selling Stockholder and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholder and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has advised the Selling Stockholder that Regulation M under the Exchange Act may apply to sales of Shares and to the activities of the Selling Stockholder or broker-dealers in connection therewith.

         Pursuant to the Asset Purchase Agreement, dated as of June 1, 1998, by and among the Company and the Selling Stockholder, the Company will pay registration expenses in connection with the registration of the Shares. The

Selling Stockholder and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.




                          DESCRIPTION OF CAPITAL STOCK

General

         The Company is authorized to issue 352,000,000 shares of stock, consisting of 350,000,000 shares of common stock, par value $.50 per share, and 2,000,000 shares of preferred stock, par value $20.00 per share. The common stock and the preferred stock are issuable in series by the Board of Directors. 175,000,000 shares of the common stock have been designated as Circuit City Group Stock and 175,000,000 shares have been designated as CarMax Group Stock. 500,000 shares of preferred stock have been designated as Cumulative Participating Preferred Stock, Series E (the "Series E Preferred Stock") and 500,000 shares have been designated as Cumulative Participating Preferred Stock, Series F (the "Series F Preferred Stock"). As of May 31, 1998, the Company had issued and outstanding 99,840,108 shares of Circuit City Group Stock and 22,411,027 shares of CarMax Group Stock.

          The Board of Directors has the authority to increase or decrease from time to time the total number of authorized shares comprising each series of common stock but not above a number which, when added to the aggregate number of authorized shares of all other series of common stock, would exceed the total authorized number of shares of common stock, and not below the number of shares of such series then outstanding.

         The authorized but unissued shares of Circuit City Group Stock and CarMax Group Stock are available for issuance by the Company from time to time, as determined by the Board of Directors, for any proper corporate purpose, which could include raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses. The approval of the shareholders of the Company will not be solicited by the Company for the issuance from the authorized but unissued shares of Common Stock of additional shares of Circuit City Group Stock or CarMax Group Stock (including from shares that were previously designated as part of the other series but are unissued) unless such approval is deemed advisable by the Board of Directors or required by stock exchange regulations or under the VSCA.

         The following is a description of the terms of the capital stock of the Company. This description does not purport to be complete and is qualified in its entirety by reference to the Articles.

Dividends

         Dividends on the Circuit City Group Stock and the CarMax Group Stock are limited to legally available assets of the Company under the VSCA and subject to the prior payment of dividends on any outstanding shares of Preferred Stock. Under the VSCA, no distribution may be made to shareholders if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than its total liabilities plus, subject to certain exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the shareholders receiving the distribution.

         Dividends on the Circuit City Group Stock and the CarMax Group Stock are further limited to an amount not in excess of the Circuit City Group Available Dividend Amount and the CarMax Group Available Dividend Amount, respectively. The Available Dividend Amount with respect to a Group is intended to be similar to the amount that would be legally available for the payment of dividends on the stock of such Group under the VSCA if such Group were a separate company. There can be no assurance that there will be an Available Dividend Amount with respect to either Group.

         The "Circuit City Group Available Dividend Amount," on any date, means the excess, if any, of:

               (i) an amount equal to the total assets of the Circuit City Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the Circuit City Group Net Earnings (Loss), over

               (ii) except to the extent that the Articles permit otherwise, the amount that would be needed to satisfy the preferential rights to which holders of Preferred Stock attributed to the Circuit City Group are entitled upon dissolution of the Company;

provided that such excess must be reduced by an amount sufficient to ensure that the Circuit City Group will be able to pay its debts as they become due in the usual course of business.

         The VSCA limits the amount of distributions on capital stock to the legally available assets of the Company, which are determined on the basis of the entire Company, and not just the respective Groups. Consequently, the amount of legally available assets will reflect the amount of any net losses of any Group, any distributions on Circuit City Group Stock, CarMax Group Stock or any Preferred Stock and any repurchases of Circuit City Group Stock, CarMax Group Stock or certain Preferred Stock. Dividend payments on the Circuit City Group Stock and on the CarMax Group Stock may be precluded because of the unavailability of legally available assets under the VSCA, even though the Available Dividend Amount test with respect to the relevant Group is met.

         Subject to the prior payment of dividends on any outstanding shares of Preferred Stock and the foregoing limitations, the Board of Directors may, in its sole discretion, declare and pay dividends exclusively on the Circuit City Group Stock, exclusively on the CarMax Group Stock or on both, in equal or unequal amounts, notwithstanding the relative amounts of the Circuit City Group Available Dividend Amount and the CarMax Group Available Dividend Amount, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series or any other factor.

         The "CarMax Group Available Dividend Amount," on any date, means the excess, if any, of:

               (i) the product of (x) the Outstanding CarMax Fraction and (y) an amount equal to the total assets of the CarMax Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the CarMax Group Net Earnings (Loss), over

               (ii) except to the extent that the Articles permit otherwise, the amount that would be needed to satisfy the preferential rights to which holders of any Preferred Stock attributed to the CarMax Group are entitled upon dissolution of the Company;


provided that such excess must be reduced by an amount sufficient to ensure that the CarMax Group will be able to pay its debts as they become due in the usual course of business. For the definition of "Outstanding CarMax Fraction," see"--Inter-Group Interest."

         "Circuit City Group" means, as of any date, (i) the interest of the Company or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Company or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed to the CarMax Group; (ii) a proportionate undivided interest in each and every business, asset and liability attributed to the CarMax Group equal to the Inter- Group Interest Fraction as of such date; (iii) all properties and assets transferred to the Circuit City Group from the CarMax Group (other than as contemplated by clause (iv) below) pursuant to transactions in the ordinary course of business of both the CarMax Group and the Circuit City Group or otherwise as the Board of Directors may have directed as permitted by the Articles; (iv) all properties and assets transferred to the Circuit City Group from the CarMax Group in connection with a reduction of the Number of Shares

Issuable with Respect to the Inter-Group Interest; (v) the interest of the Company or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Company or any of its subsidiaries outside the ordinary course of business and attributed to the Circuit City Group, as determined by the Board of Directors; (vi) from and after the payment date of any dividend, redemption or other distribution with respect to shares of CarMax Group Stock (other than a dividend or other distribution payable in shares of CarMax Group Stock or in securities of the Company attributed to the CarMax Group), an amount of assets or properties previously attributed to the CarMax Group of the same kind as were paid in such dividend or other distribution with respect to shares of CarMax Group Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of CarMax Group Stock declared multiplied by (b) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding CarMax Fraction in effect on the record date for such dividend or distribution; and (vii) if the Company pays a dividend or makes a distribution with respect to shares of the CarMax Group Stock payable in securities of the Company (other than CarMax Group Stock), an interest in the CarMax Group equal to the product of the number or amount of such securities so distributed to holders of CarMax Group Stock multiplied by a fraction the numerator of which is equal to the Inter- Group Interest Fraction and the denominator of which is equal to the Outstanding CarMax Fraction (determined as of the record date for such distribution); provided, that from and after any transfer of any assets or properties from the Circuit City Group to the CarMax Group, the Circuit City Group shall no longer include such assets or properties so transferred (other than as contemplated by clause (ii) above).

         "Circuit City Group Net Earnings (Loss)," for any period through any date, means the net earnings or loss of the Circuit City Group for such period (or in respect of fiscal periods of the Company commencing prior to the date of the initial issuance of CarMax Group Stock, the pro forma net earnings or loss of the Circuit City Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles as in effect at such time, reflecting income and expense of the Company attributed to the Circuit City Group on a basis substantially consistent with attributions of income and expense made in the calculation of CarMax Group Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.


         "CarMax Group" means, as of any date (i) all businesses, assets and liabilities of each of CarMax Auto Superstores, Inc., a Virginia corporation, CarMax, Inc., a Virginia corporation, and C-Max Auto Superstore, Inc., a California corporation (the "CarMax Group Companies") as of the date of the first issuance of CarMax Group Stock; (ii) all assets and liabilities of the Company and its subsidiaries attributed by the Board of Directors to the CarMax Group, whether or not such assets or liabilities are or were also assets and liabilities of any of the CarMax Group Companies; (iii) all properties and assets transferred to the CarMax Group from the Circuit City Group (other than a transaction contemplated by clause (iv) below) pursuant to transactions in the ordinary course of business of both the CarMax Group and the Circuit City Group or otherwise as the Board of Directors may have directed as permitted by the Articles; (iv) all properties and assets transferred to the CarMax Group from the Circuit City Group in connection with an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest; and (v) the interest of the Company or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Company or any of its subsidiaries outside of the ordinary course of business and attributed to the CarMax Group by the Board of Directors as permitted by the Articles; provided, that from and after any transfer of any assets or properties from the CarMax Group to the Circuit City Group, the CarMax Group shall no longer include such assets or properties so contributed or transferred. After the payment date of any dividend, redemption or other distribution with respect to shares of CarMax Group Stock (other than a dividend or other distribution payable in shares of CarMax Group Stock or in securities of the Company attributed to the CarMax Group), the CarMax Group shall no longer include an amount of assets or properties previously attributed to the CarMax Group of the same kind as so paid in such dividend or other distribution with respect of shares of CarMax Group Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of CarMax Group Stock declared multiplied by
(b) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding CarMax Fraction in effect on the record date for such dividend or distribution. If the Company pays a dividend or makes a distribution with respect to shares of CarMax Group Stock payable in securities of the Company (other than CarMax Group Stock), there shall be excluded from the CarMax Group an interest in the CarMax Group equal to the product of the number or amount of securities so distributed to holders of CarMax Group Stock multiplied by the fraction specified in clause (b) of the preceding sentence (determined as of the record date for such distribution). To the extent interest is or dividends are paid on securities so distributed, the CarMax Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the CarMax Group deemed held by the Circuit City Group if the securities equivalent to such interest were outstanding.

         "CarMax Group Net Earnings (Loss)," for any period through any date, means the net earnings or loss of the CarMax Group for such period (or in respect of the fiscal periods of the Company commencing prior to the date of the first issuance of the CarMax Group Stock, the pro forma net earnings or loss of the CarMax Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles as in effect at such time, reflecting income and expense of the Company attributed to the CarMax Group on a basis substantially consistent with attributions of income and expense made in the calculation of the Circuit City Group Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

Conversion and Redemption

         Mandatory Dividend, Redemption or Conversion of Common Stock

         Upon the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise), in one transaction or a series of related transactions (a "Disposition"), by the Company of all or substantially all of the properties and assets attributed to either Group to one or more persons or entities (other than (w) the Disposition by the Company of all or substantially all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or termination of the Company and the distribution of assets to shareholders, (x) on a pro rata basis to the holders of all outstanding shares of the series of Common Stock relating to such Group and, in the case of a Disposition of the properties and assets attributed to the CarMax Group, to the Company for the benefit of the Circuit City Group with respect to the Number of Shares Issuable with Respect to the Inter-Group Interest, if any,
(y) to any person or entity controlled by the Company (as determined by the Board of Directors) or (z) in connection with a Related Business Transaction), the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to either:



         (1) provided that there are assets of the Company legally available therefor:

               (i) subject to the limitations described above in the second paragraph under " -- Dividends," declare and pay a dividend in cash and/or securities (other than Common Stock) or other property to the holders of outstanding shares of the series of Common Stock relating to the Group subject to such Disposition having a Fair Value as of the date of such consummation equal in the aggregate to (I) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition and (II) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

               (ii) (A) if such Disposition involves all (not merely substantially all) of the properties and assets attributed to such Group, redeem all outstanding shares of Common Stock relating to the Group subject to such Disposition in exchange for cash and/or securities (other than Common Stock) or other property having a Fair Value as of the date of such consummation in the aggregate equal to (I) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition and (II) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of such redemption date multiplied by the Fair Value of the Net Proceeds of such Disposition; or

               (B) if such Disposition involves substantially all (but not all) of the properties and assets attributed to such Group, redeem such number of whole shares of the series of Common Stock relating to the Group subject to such Disposition (but in any event not more than the number of shares of such series of Common Stock outstanding) as have in the aggregate an average Market Value, during the 10-Trading Day period beginning on the 16th Trading Day immediately succeeding such consummation, closest to (I) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation or (II) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the date such shares are selected for redemption multiplied by the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation, in either case in consideration for cash and/or securities (other than Common Stock) or other property having a Fair Value in the aggregate equal to such Fair Value of the Net Proceeds or such product, as applicable; provided, however, that the Company may only redeem shares of a series of Common Stock pursuant to this paragraph
(ii) if the Fair Value of the Net Proceeds to be paid in redemption of such series is less than or equal to the Available Dividend Amount with respect to the Group subject to such Disposition; or

         (2) convert each outstanding share of the series of Common Stock relating to the Group subject to such Disposition into a number of fully paid and nonassessable shares of the series of Common Stock relating to the other Group (or, if the Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than the series of Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 110% of the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Common Stock relating to the Group subject to such Disposition to the average Market Value of one share of Common Stock relating to the other Group (or such other class or series of common stock, as the case may be), during the 10-Trading Day period beginning on the 16th Trading Day following such consummation.

         The Board of Directors may, within one year after a dividend or redemption described above in this section, convert each outstanding share of the series of Common Stock relating to the Group subject to such Disposition into a number of fully paid and nonassessable shares of the series of Common Stock relating to the other Group (or, if the series of Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than the series of Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders) equal to 110% of the Market Value Ratio of the Circuit City Group Stock to the CarMax Group Stock, if the Circuit City Group Stock is to be converted into CarMax Group Stock, or the Market Value Ratio of the CarMax Group Stock to the Circuit City Group Stock, if the CarMax Group Stock is to be converted into Circuit City Group Stock, as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders. Any such exchange would dilute the interest in the Company of holders of the series of Common Stock relating to the Group not subject to the Disposition and would preclude holders of both series of Common Stock from retaining their investment in a security reflecting separately the business of their respective Group. In determining whether to effect any such conversion following such a dividend or partial redemption, the Board of Directors, in its sole discretion and consistent with its fiduciary duties, in addition to other matters, will likely consider whether the remaining properties and assets attributed to the Group subject to the Disposition continue to constitute a viable business. Other considerations may include the number of shares of Common Stock relating to such Group remaining issued and outstanding, the per share market price of such Common Stock and the cost of maintaining shareholder accounts.

         The Company may elect to pay the dividend or redemption price referred to in clause (1)(i) or (1)(ii) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash, securities (other than Common Stock) or other property that the Board of Directors or, in the case of equity securities or debt securities that have not been Publicly Traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the amount of the Fair Value of the Net Proceeds.

         As used herein:

               "Convertible Securities" at any time means any securities of the Company or of any subsidiary thereof (other than shares of the Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of either series of the Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

               "Fair Value" means (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.


               "Market Capitalization" of any class or series of common stock on any date means the product of (i) the Market Value of one share of such class or series of common stock on such date and (ii) the number of shares of such class or series of common stock outstanding on such date.

               "Market Value" of a share of any class or series of capital stock of the Company on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the NYSE Composite Tape, or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, the Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Company or, if such closing bid and asked prices are not made available to any such NYSE member firm on such Trading Day, the Fair Value of a share of such class or series; provided, that, for purposes of determining the market value of a share of any class or series of capital stock for any period, (i) the"Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

               "Market Value Ratio of the CarMax Group Stock to the Circuit City Group Stock" as of any date means the fraction (which may be greater than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Circuit City Group Stock (or another class or series of common stock of the Company, if Circuit City Group Stock is not then Publicly Traded) to be issued in respect of a share of CarMax Group Stock upon a conversion of CarMax Group Stock into Circuit City Group Stock (or another class or series of common stock of the Company), based on the ratio of the Market Value of a share of CarMax Group Stock to the Market Value of a share of Circuit City Group Stock (or such other common stock) as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of CarMax Group Stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of CarMax Group Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of CarMax Group Stock over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of CarMax Group Stock over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date and the denominator of which shall be the sum of (A) four times the average Market Value of one share of Circuit City Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Circuit City Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Circuit City Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of Circuit City Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date.


               "Market Value Ratio of the Circuit City Group Stock to the CarMax Group Stock" as of any date means the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of CarMax Group Stock (or another class or series of common stock of the Company, if CarMax Group Stock is not then Publicly Traded) to be issued in respect of a share of Circuit City Group Stock upon a conversion of Circuit City Group Stock into CarMax Group Stock (or another class or series of common stock of the Company), based on the ratio of the Market Value of a share of Circuit City Group Stock to the Market Value of a share of CarMax Group Stock (or such other common stock) as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of Circuit City Group Stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Circuit City Group Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Circuit City Group Stock over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average market Value of one share of Circuit City Group Stock over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date and the denominator of which shall be the sum of (A) four times the average Market Value of one share of CarMax Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of CarMax Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of CarMax Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of CarMax Group Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date.

               The "Net Proceeds" of a Disposition of any of the properties and assets attributed to either Group means, as of any date, an amount, if any, equal to what remains of the gross proceeds of such disposition after any payment of, or reasonable provision is made as determined by the Board of Directors for, (a) any taxes payable by the Company (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption, (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Company incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the Preferred Stock attributed to such Group.

               "Publicly Traded" with respect to any security means (i) registered under the Exchange Act (or any successor provision of law), and (ii) listed for trading on the NYSE or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law), that is the successor to either such exchange) or listed on Nasdaq NMS (or any successor market system).

               A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets attributed to either Group in a transaction or series of related transactions that result in the Company receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such disposition, as determined by the Board of Directors. The purpose of the Related Business Transaction exception is to enable the Company technically to "dispose" of properties or assets of a Group to other entities engaged or proposing to engage in businesses similar or complementary to those of the series of Common Stock of such Group without resulting in a dividend on, or a conversion or redemption of, the series of Common Stock of such Group.

               "Substantially all of the properties and assets" attributed to either Group means a portion of such properties and assets (i) that represents at least 80% of the then Fair Value of the properties and assets attributed to such Group or (ii) from which were derived at least 80% of the aggregate revenues for the immediately preceding 12 fiscal quarterly periods of the Company derived from the properties and assets of such Group as of such date.

               "Trading Day" means each weekday other than any day on which the relevant series of Common Stock is not traded on any national securities exchange or quoted in Nasdaq NMS or in the over-the-counter market.

         Conversion of Common Stock at Option of the Company

         The Board of Directors may at any time convert each outstanding share of Circuit City Group Stock into a number of fully paid and nonassessable shares of CarMax Group Stock (or, if CarMax Group Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than Circuit City Group Stock) are then Publicly Traded, of such other class or series of common stock of the Company as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 115% of the Market Value Ratio of the Circuit City Group Stock to the CarMax Group Stock as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders.

         The Board of Directors may at any time convert each outstanding share of CarMax Group Stock into a number of fully paid and nonassessable shares of Circuit City Group Stock (or, if Circuit City Group Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than CarMax Group Stock) are then Publicly Traded, of such other class or series of common stock of the Company as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 115% of the Market Value Ratio of the CarMax Group Stock to the Circuit City Group Stock as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders.

         The foregoing provisions allow the Company the flexibility to recapitalize the Common Stock into one series of common stock that would, after such recapitalization, represent an equity interest in all of the Company's businesses. The optional exchange could be exercised at any future time if the Board of Directors determined that, under the facts and circumstances then existing, an equity structure consisting of two series of common stock was no longer in the best interests of all of the Company's shareholders. Such exchange may be exercised, however, at a time that is disadvantageous to the holders of one of the series of Common Stock. See "Risk Factors -- Factors Relating to Capital Stock -- Fiduciary Duties of the Board of Directors; No Definitive Precedent under Virginia Law" and " -- Potential Diverging Interests."

         Redemption in Exchange for Stock of Subsidiary

         At any time at which all of the assets and liabilities attributed to the Circuit City Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Company (the "Circuit City Group Subsidiaries"), the Board of Directors may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of Circuit City Group Stock for all of the outstanding shares of the common stock of the Circuit City Group Subsidiaries, on a pro rata basis. If at the time of any such redemption, the Circuit City Group holds an Inter-Group Interest in the CarMax Group, the Company will also issue a number of shares of CarMax Group Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest either to (i) the holders of the Circuit City Group Stock or (ii) one or more of the Circuit City Group Subsidiaries.

         At any time at which all of the assets and liabilities attributed to the CarMax Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Company (the "CarMax Group Subsidiaries"), the Board of Directors may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of CarMax Group Stock for a number of shares of common stock of the CarMax Group Subsidiaries equal to the product of the Outstanding CarMax Fraction multiplied by the number of shares of the CarMax Group Subsidiaries to be outstanding immediately following such redemption, on a pro rata basis. The Company will retain or distribute the balance of the outstanding shares of the common stock of the CarMax Group Subsidiaries in respect of the Inter-Group Interest of the Circuit City Group in the CarMax Group, if any.

         General Conversion and Redemption Provisions

         Not later than the 10th Trading Day following the consummation of a Disposition referred to above under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company will announce publicly by press release
(i) the Net Proceeds of such Disposition, (ii) the number of shares outstanding of the series of Common Stock relating to the Group subject to such Disposition,
(iii) the number of shares of such Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (iv) in the case of a Disposition of the properties and assets attributable to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions specified in clause (1)(i), (1)(ii)(A), (1)(ii)(B) or (2) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock" it has irrevocably determined to take.

         If the Company determines to pay a dividend as described in clause
(1)(i) of such paragraph, the Company is required, not later than the 30th Trading Day following the consummation of such Disposition, to cause to be given to each holder of shares of the series of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iii) the type of property to be paid as such dividend in respect of outstanding shares of such Common Stock, (iv) the Net Proceeds of such Disposition, (v) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice, (vi) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive such dividend only if such holder properly converts, exchanges or exercises them on or prior to the record date referred to in clause (i) of this sentence. Such notice will be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Company.

         If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(A) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company is required, not less than 35 Trading Days and not more than 45 Trading Days prior to the redemption date, to cause to be given to each holder of shares of the series of Common Stock subject to the Disposition referred to in such paragraph, and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) a notice setting forth (i) a statement that all shares of such Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice, (vi) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of cash and/or securities or other property, (vii) the number of outstanding shares of such Common Stock and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (viii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and (ix) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock shall cease to be paid as of such redemption date. Such notice will be sent by first-class mail, postage prepaid to each such holder at such holder's address as the same appears on the transfer books of the Company.

         If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(B) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company is required, not later than the 30th Trading Day following consummation of the Disposition referred to in such paragraph, to cause to be given to each holder of shares of the series of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition in respect of which such redemption is to be made, on which shares of such series of Common Stock will be selected for redemption, (ii) the anticipated redemption date which will not be more than 85 Trading Days following the consummation of such Disposition, (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction, (vi) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such selection for redemption only if such holder properly converts, exchanges or exercises them on or prior to the date referred to in clause (i) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and (viii) a statement that the Company will not be required to register a transfer of any shares of such series of Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly, but not earlier than 40 Trading Days nor more than 50 Trading Days following the consummation of such Disposition, the Company is required to cause to be given to each holder of shares of such Common Stock to be so redeemed a notice setting forth (1) the number of shares of such Common Stock held by such holder to be redeemed, (2) a statement that such shares of such Common Stock will be redeemed, (3) the redemption date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Company after the redemption date and (7) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such redemption date. Such notices will be sent by first-class mail, postage prepaid to each such holder, at such holder's address as the same appears on the transfer books of the Company.

         If less than all of the outstanding shares of such Common Stock are to be redeemed as described above under" -- Mandatory Dividend, Redemption or Conversion of Common Stock," such shares will be redeemed by the Company pro rata among the holders of outstanding shares of such Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

         In the event of any conversion as described above under " -- Conversion of Common Stock at Option of the Company" or " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company will cause to be given, not less than 35 Trading Days and not more than 45 Trading Days prior to the consummation date, to each holder of shares of the series of Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth
(i) a statement that all outstanding shares of such Common Stock will be converted, (ii) the conversion date (which, in the case of a conversion after a Disposition, will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the per share number of shares of Circuit City Group Stock or CarMax Group Stock or other class or series of common stock of the Company, as the case may be, to be received with respect to each share of such Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of such Common Stock, (v) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such conversion date and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of such Common Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the conversion date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, to such holder at such holder's address as the same appears on the transfer books of the Company.

         If the Company determines to redeem shares of a series of Common Stock as described above under " -- Redemption in Exchange for Stock of Subsidiary," the Company will cause to be given to each holder of shares of such Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all shares of such Common Stock outstanding on the redemption date will be redeemed in exchange for shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the first paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Group Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, (ii) the redemption date, (iii) if CarMax Group Stock is being redeemed, the Outstanding CarMax Fraction on the date of such notice, (iv) the place or places where certificates for shares of such Common Stock properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the first paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Group Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, (v) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such redemption date, (vi) the outstanding number of shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the first paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Group Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the redemption date, to each such holder at such holder's address as the same appears on the transfer books of the Company.

         Neither the failure to mail any notice described above to any particular holder of shares of any series of Common Stock or of any Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of such Common Stock or of outstanding Convertible Securities, or the validity of any such conversion or redemption.

         The Company will not be required to issue or deliver fractional shares of any class or series of capital stock or any fractional securities to any holder of either series of Common Stock upon any conversion, redemption, dividend or other distribution described above. If more than one share of Common Stock is held at the same time by the same holder, the Company may aggregate the number of shares of any class or series of capital stock that is issuable or the amount of securities or property that is distributable to such holder upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities). If the number of shares of any class or series of capital stock or the amount of securities remaining to be issued or distributed to any holder of such Common Stock is a fraction, the Company will, if such fraction is not issued or distributed to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the Fair Value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest).

         No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Common Stock; provided, however, that if such shares are converted or redeemed by the Company after the record date for determining holders of such Common Stock entitled to any dividend or distribution thereon, such dividend or distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such conversion or redemption, in each case without interest.

         Before any holder of Common Stock will be entitled to receive certificates representing shares of any capital stock, cash and/or other securities or property to be distributed to such holder with respect to any conversion or redemption of shares of such Common Stock, such holder is required to surrender at such place as the Company specified certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement). As soon as practicable after the Company's receipt of certificates for such shares of such Common Stock, the Company will deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock, cash and/or other securities or property to which such person was entitled, together with any fractional payment referred to above, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of such Common Stock not redeemed.

         From and after any conversion or redemption of shares of either series of Common Stock, all rights of a holder of shares of such Common Stock that were converted or redeemed will cease, except for the right, upon surrender of the certificates representing such shares of such Common Stock, to receive the cash and/or the certificates representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any fractional payment or rights to dividends as provided above, in each case without interest. No holder of a certificate that immediately prior to the conversion or redemption of Common Stock represented shares of such Common Stock will be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock into or in exchange for which shares of such Common Stock were converted or redeemed until surrender of such holder's certificate in exchange for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, the Company will, however, be entitled to treat the certificates for such Common Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of such Common Stock represented by such certificates should have been converted, notwithstanding the failure to surrender such certificates.

         The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of either series of Common Stock pursuant hereto. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such Common Stock so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax had been paid.

Voting Rights

         The holders of both series of Common Stock and any series of Preferred Stock outstanding and entitled to vote together with the holders of Common Stock vote together as a single voting group on all matters as to which common shareholders generally are entitled to vote other than a matter with respect to which the Common Stock or either series thereof or any series of Preferred Stock is entitled to vote as a separate voting group. On all matters as to which both series of Common Stock vote together as a single voting group, (i) each outstanding share of Circuit City Group Stock is entitled to one vote, and (ii) each outstanding share of CarMax Group Stock is entitled to the number of votes (including a fraction of one vote) equal to the quotient (rounded to the nearest three decimal places) of (A) the sum of (1) four times the average Market Value of the CarMax Group Stock over the five-Trading Day period ending on the 10th Trading Day prior to the record date for determining the holders of Common Stock entitled to vote, (2) three times the average Market Value of the CarMax Group Stock over the next preceding five-Trading Day period, (3) two times the average Market Value of the CarMax Group Stock over the next preceding five-Trading Day period and (4) the average Market Value of the CarMax Group Stock over the next preceding five-Trading Day period, divided by (B) the sum of (1) four times the average Market Value of the Circuit City Group Stock over the five-Trading Day period ending on such 10th Trading Day, (2) three times the average Market Value of the Circuit City Group Stock over the next preceding five-Trading Day period,
(3) two times the average Market Value of the Circuit City Group Stock over the next preceding five-Trading Day period and (4) the average Market Value of the Circuit City Group Stock over the next preceding five-Trading Day period. If shares of only one series of Common Stock are outstanding, each share of that series shall be entitled to one vote. If either series of Common Stock is entitled to vote as a separate voting group with respect to any matter, each share of that series shall, for purposes of such vote, be entitled to one vote on such matter.

         To illustrate the foregoing, if the average Market Value of the CarMax Group Stock for the periods specified in clause (A) above were $10, $20, $30 and $40, respectively, and the average Market Value of the Circuit City Group Stock for the periods specified in clause (B) above were $30, $40, $50 and $60, respectively, each share of Circuit City Group Stock would have one vote and each share of CarMax Group Stock would have 0.50 votes based on the following calculation:

                        (4x$10)+(3x$20)+(2x$30)+(1x$40)
                        -------------------------------
                        (4x$30)+(3x$40)+(2x$50)+(1x$60)

Based on such number of votes, on any proposal where both series of Common Stock vote together as a single voting group (with no classes or series of Preferred Stock, if any, entitled to vote together with the holders of Common Stock) and assuming four times as many shares of Circuit City Group Stock as CarMax Group Stock are issued and outstanding, the shares of Circuit City Group Stock and CarMax Group Stock would represent approximately 89% and 11%, respectively, of the total voting power.

         The Circuit City Group Stock represents a substantial majority of the voting power of all shares of Common Stock entitled to vote in the election of directors.

         The Company sets forth the number of outstanding shares of Circuit City Group Stock and CarMax Group Stock in its Annual and Quarterly Reports filed pursuant to the Exchange Act, and will disclose in any proxy statement for a shareholder meeting the number of outstanding shares and per share voting rights of the Circuit City Group Stock and the CarMax Group Stock.

         The relative voting rights of the Circuit City Group Stock and the CarMax Group Stock fluctuate as described above so that a holder's voting rights will more closely reflect the Market Value of such holder's equity investment in the Company. Fluctuations in the relative voting rights of the Circuit City Group Stock and the CarMax Group Stock could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of the Company to acquire such percentage of both series of Common Stock, and would limit the ability of investors in one series to acquire for the same consideration relatively more or less votes per share than investors in the other series.

         The holders of Circuit City Group Stock and CarMax Group Stock vote together as a single voting group, except as to certain mergers and statutory share exchanges and certain amendments to the Articles affecting, among other things, the designation, rights, preferences or limitations of either series of Common Stock, in which case a separate vote by the holders of the particular series affected is also required. Accordingly, if a separate vote on a matter by the holders of either the Circuit City Group Stock or CarMax Group Stock is not required under the VSCA and if the Board of Directors does not require a separate vote, the series that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter even if the matter involved a divergence or the appearance of a divergence of the interests between the holders of the Circuit City Group Stock and the CarMax Group Stock. Conversely, if a separate vote of the holders of either Circuit City Group Stock or CarMax Group Stock is required to approve, for example, a merger of the type described above, the favorable vote of the holders of more than two-thirds of the total number of votes entitled to be cast with respect to each of the Circuit City Group Stock and CarMax Group Stock may be required for approval. In such instance, the holders of either the Circuit City Group Stock or CarMax Group Stock could prevent approval of such merger notwithstanding the fact that the holders of more than two-thirds of the total number of votes entitled to be cast with respect to both the Circuit City Group Stock and CarMax Group Stock had voted in favor of it. Under the VSCA and the Articles, (i) approval of certain matters, such as a merger, statutory share exchange, and certain amendments to the Articles, requires the approval of the holders of more than two-thirds of the total number of votes entitled to be cast thereon by each voting group; (ii) approval of any other amendments to the Articles requires the approval of the holders of a majority of the votes entitled to be cast thereon by each voting group; and
(iii) approval of most other matters (other than the election of directors who are elected by a plurality of the votes cast) requires the votes cast in favor of the matter to exceed the votes cast opposing the matter. See "Risk Factors -- Factors Relating to Capital Stock -- Limited Separate Shareholder Voting Rights; Effects on Voting Power."

         The Board of Directors has the right to condition the submission of a particular matter on receipt of a separate vote of the holders of outstanding shares of Circuit City Group Stock or CarMax Group Stock. The Board of Directors has no present intention of imposing such a separate vote requirement on any matter which it can now foresee. However, should the Board of Directors, in the exercise of its fiduciary duties and its good faith judgment of the best interests of the Company, conclude that such a separate vote is necessary or desirable, it has reserved the right to so require.

Liquidation

         In the event of a liquidation, dissolution or termination of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and full preferential amounts (including any accumulated and unpaid dividends) to which holders of any series of Preferred Stock are entitled (regardless of the Group to which such shares of Preferred Stock were attributed), the holders of Circuit City Group Stock and CarMax Group Stock will be entitled to receive the net assets, if any, of the Company remaining for distribution to holders of Common Stock on a per share basis in proportion to the Liquidation Units per share of each series. Each share of Circuit City Group Stock has one Liquidation Unit and each share of CarMax Group Stock has .5 of a Liquidation Unit. Thus, the liquidation rights of the holders of the respective series may not bear any relationship to the relative market values or the relative voting rights of the two series. No holders of Circuit City Group Stock will have any special right to receive specific assets attributable to the Circuit City Group and no holder of CarMax Group Stock will have any special right to receive specific assets attributable to the CarMax Group in the case of a liquidation, dissolution or termination of the Company.

         If the Company subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of either Circuit City Group Stock or CarMax Group Stock or declares a dividend or other distribution of shares of Circuit City Group Stock or CarMax Group Stock to holders of such series of Common Stock, the number of Liquidation Units of the Circuit City Group Stock or the number of Liquidation Units of the CarMax Group Stock will be appropriately adjusted as determined by the Board of Directors so as to avoid any dilution in aggregate liquidation rights of any series of Common Stock. For example, in case the Company were to effect a two-for-one split of the Circuit City Group Stock, an adjustment would be made so that either the Circuit City Group Stock would be entitled to 0.5 of a Liquidation Unit per share or the CarMax Group Stock would be entitled to one Liquidation Unit per share, as determined by the Board of Directors, in order to avoid dilution in the aggregate liquidation rights of holders of CarMax Group Stock.

         Neither a merger nor share exchange of the Company into or with any other corporation, nor a merger or share exchange of any other corporation into or with the Company, nor any sale, lease, exchange or other disposition of all or any part of the assets of the Company, will, alone, be deemed to be a liquidation of the Company, or cause the dissolution of the Company, for purposes of the liquidation provisions set forth above.

Determinations by the Board of Directors

         Any determinations made in good faith by the Board of Directors under any provision described above and any determinations with respect to any Group or the rights of holders of shares of either series of Common Stock, will be final and binding on all shareholders of the Company, subject to the rights of shareholders under applicable Virginia law and under the federal securities laws.

Preemptive Rights

         Neither the holders of the Circuit City Group Stock nor the holders of the CarMax Group Stock have any preemptive rights or any rights to convert their shares into any other securities of the Company.

Inter-Group Interest

         The Circuit City Group holds a percentage interest in the equity of the CarMax Group. The "Outstanding CarMax Fraction" means the percentage interest in the CarMax Group represented at any time by the outstanding shares of CarMax Group Stock, and the "Inter-Group Interest Fraction" means the remaining percentage interest in the CarMax Group that is attributed to the Circuit City Group. The sum of the Inter-Group Interest Fraction and the Outstanding CarMax Fraction always equals 100%. The "Number of Shares Issuable with Respect to the Inter-Group Interest" means the number of shares of CarMax Group Stock that could be sold or otherwise issued by the Company for the account of the Circuit City Group in respect of the Inter-Group Interest. The Inter-Group Interest is not represented by actual shares of CarMax Group Stock and can not be voted by the Circuit City Group. As of May 31, 1998, the Outstanding CarMax Fraction was equal to 22.9%, the Inter-Group Interest Fraction was equal to 77.1% and the Number of Shares Issuable with Respect to the Inter-Group Interest was 75,440,000.

         At the time of any sale of CarMax Group Stock, the Board of Directors will, in its sole discretion, determine the allocation of the net proceeds of such sale between the Circuit City Group and the CarMax Group. The Board of Directors could allocate 100% of the net proceeds of a sale of CarMax Group Stock to the Circuit City Group or to the CarMax Group, in which event the net proceeds would be reflected entirely in the financial statements of the Group to which such proceeds would be allocated. If the net proceeds of any sale of CarMax Group Stock were allocated to the Circuit City Group in respect of its Inter-Group Interest, the Number of Shares Issuable with Respect to the Inter-Group Interest would be reduced, the Inter-Group Interest Fraction would accordingly also be reduced and the Outstanding CarMax Fraction would be proportionately increased. If the net proceeds of any sale of CarMax Group Stock were allocated to the CarMax Group, the Number of Shares Issuable with Respect to the Inter-Group Interest would not be reduced, but the Inter-Group Interest Fraction would nonetheless be reduced, and the Outstanding CarMax Fraction would increase accordingly.

         The Board of Directors reserves the right to issue shares of CarMax Group Stock as a distribution on the Circuit City Group Stock. Such a distribution would be treated as a distribution of shares issuable with respect to the Inter-Group Interest and, as a result, the Number of Shares Issuable with Respect to the Inter-Group Interest would decrease by the number of shares distributed to the holders of Circuit City Group Stock, resulting in a reduction in the Inter-Group Interest Fraction and a proportionate increase in the Outstanding CarMax Fraction.

         If the Company repurchases shares of CarMax Group Stock with cash or property of the Circuit City Group, the Number of Shares Issuable with Respect to the Inter-Group Interest and the Inter-Group Interest Fraction would increase and the Outstanding CarMax Fraction would decrease accordingly. If the repurchase of shares of CarMax Group Stock were attributed to the CarMax Group, the Number of Shares Issuable with Respect to the Inter-Group Interest would not change but the Inter-Group Interest Fraction would nonetheless increase and the Outstanding CarMax Fraction would decrease accordingly.

         The foregoing determinations with respect to the allocation of issuances of shares of CarMax Group Stock between the Groups and the choice of which Group's funds are to be used to repurchase shares of CarMax Group Stock will be made by the Board of Directors, in its discretion, after consideration of a number of factors, including, among others, the relative levels of internally generated cash flow of each Group, the long-term business prospects for each Group and the availability and cost of alternative financing sources.

         Cash or other property allocated to the Circuit City Group that is contributed as additional equity to the CarMax Group would increase the Number of Shares Issuable with Respect to the Inter-Group Interest (based on the then current Market Value of shares of CarMax Group Stock), and, accordingly, would increase the Inter-Group Interest Fraction and decrease the Outstanding CarMax Fraction. Cash or other property allocated to the CarMax Group that is transferred to the Circuit City Group would, if so determined by the Board of Directors, decrease the Number of Shares Issuable with Respect to the Inter-Group Interest (based on the then current Market Value of shares of CarMax Group Stock) and, accordingly, would decrease the Inter-Group Interest Fraction and increase the Outstanding CarMax Fraction. The Board of Directors could determine, in its sole discretion, to make such contribution or transfer after consideration of a number of factors, including, among others, the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.


         The financial statements of the Circuit City Group will be credited, and the financial statements of the CarMax Group will be charged with, an amount equal to the product of (i) the Fair Value of any dividend, redemption payment or other distribution paid or distributed in respect of the outstanding shares of CarMax Group Stock (including any dividend of, or redemption payment made with, Net Proceeds from a Disposition), times (ii) a fraction, the numerator of which is the Inter-Group Interest Fraction on the record date for such dividend, redemption payment or distribution and the denominator of which is the Outstanding CarMax Fraction on the record date for such dividend, redemption payment or distribution.

         The Number of Shares Issuable with Respect to the Inter-Group Interest shall from time to time be:

               (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the CarMax Group

         Stock or any dividend or other distribution of shares of CarMax Group Stock to holders of shares of CarMax Group Stock or any reclassification of CarMax Group Stock;

               (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by (1) the number of shares of CarMax Group Stock issued or sold by the Company that, immediately prior to such issuance or sale, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (2) the number of shares of CarMax Group Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (3) the number of shares of CarMax Group Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Circuit City Group Stock, (4) the number of shares of CarMax Group Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Company as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Circuit City Group Stock or (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the CarMax Group to the Circuit City Group in consideration for a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest divided by (b) the Market Value of one share of CarMax Group Stock as of the date of such transfer; and

               (iii) increased by (1) the number of outstanding shares of CarMax Group Stock repurchased by the Company for consideration that is attributed as contemplated by the definition of "Circuit City Group" set forth above to the Circuit City Group and (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) therefore attributed as contemplated by the definition of "Circuit City Group" set forth above to the Circuit City Group that are contributed to the CarMax Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by (b) the Market Value of one share of CarMax Group Stock as of the date of such contribution.

Rights Agreement

         On April 14, 1998, the Board of Directors declared a dividend distribution of (1) one Preferred Stock Purchase Right (a "Circuit City Right") for each outstanding share of the Circuit City Group Stock and (2) one Preferred Stock Purchase Right (a "CarMax Right") for each outstanding share of the CarMax Group Stock in each case payable to stockholders of record at the close of business on April 29, 1998 (the "Record Date"). From and after the Distribution Date (as defined below), each Circuit City Right entitles the record holder to purchase from the Company one four-hundredth of a share of the Company's Series E Cumulative Participating Preferred Stock, par value $20 per share (the "Series E Preferred Stock"), at a price of $250.00 (the "Series E Purchase Price"), and each CarMax Right entitles the record holder to purchase from the Company one four-hundredth of a share of the Company's Series F Cumulative Participating Preferred Stock, par value $20 per share (the "Series F Preferred Stock"), at a price of $100.00 (the "Series F Purchase Price"), in each case subject to adjustment in certain circumstances. The description and terms of the Rights are set forth in a Rights Agreement, dated as of April 14, 1998 (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, N.A., as rights agent (the "Rights Agent").

         The Circuit City Rights and the CarMax Rights (collectively the "Rights") are currently attached to and represented by the certificates representing outstanding shares of Circuit City Group Stock and CarMax Group Stock, respectively. However, the Rights will separate from the Common Stock and a distribution date ("Distribution Date") will occur upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more in voting power of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) ten business days following the commencement of, or first public announcement of the intent of any person to commence, a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 20% or more in voting power of the outstanding shares of Common Stock.

         Until the Distribution Date, (i) no Rights certificates will be distributed, (ii) the Rights will be transferable with and only with the Common Stock certificates, and (iii) the surrender for transfer of any Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Following the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights certificates alone will evidence the Rights. Except in certain limited circumstances, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 14, 2008, unless earlier exercised or redeemed by the Company as described below.

         At any time following the Distribution Date, if (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of 20% or more in voting power of the then outstanding shares of Common Stock (other than pursuant to an offer for all outstanding shares of Common Stock at a price and on terms which a majority of the Continuing Directors (as hereinafter defined) determine to be fair to, and otherwise in the best interests of, stockholders), or (iii) an Acquiring Person receives equity securities (other than pursuant to a pro rata distribution) from the Company, acquires from or transfers to the Company assets with a fair market value exceeding $2,000,000 or engages in certain other "self-dealing" transactions specified in the Rights Agreement, the Rights Agreement requires that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, shares of the associated series of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will immediately become null and void.

         For example, at an exercise price of $250 per Right, each Circuit City Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $500 worth of Circuit City Group Stock (or other securities or assets, as noted above) for $250. Assuming that the Circuit City Group Stock had a per share value of $50 at such time, the holder of each valid Circuit City Right would be entitled to purchase ten shares of Circuit City Group Stock for $250. The holder of each valid CarMax Right would have a similar right under such circumstances to purchase $200 worth of CarMax Group Stock (or such other securities or assets) for $100 (the exercise price of a CarMax Right).

         At any time following the Stock Acquisition Date, if (i) the Company engages in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation with another person in which the Company is the surviving corporation, but in which all or part of the Common Stock is changed or exchanged, (iii) the Company engages in a statutory share exchange or (iv) 50% or more of the Company's assets or earning power is sold or transferred, the Rights Agreement requires that proper provision be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will immediately become null and void.

         The Rights Agreement provides that, after the Distribution Date, the Company generally may not take any action which would diminish substantially the benefits of the Rights, including any consolidation or merger with, or sale of 50% of the Company's assets or earning power to, any person which has securities or is bound by agreements which would have such effect.

         The Purchase Price payable, and the number of one four-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on the Preferred Stock or other capital stock, or a subdivision, combination or reclassification of the Preferred Stock,
(ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The Company may, in lieu of issuing fractional shares of Preferred Stock (other than fractions which are integral multiples of one four-hundredth of a share) upon exercise of the Rights, make a cash payment based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         If the Company is not able to issue shares of the applicable series of Preferred Stock or Common Stock because of the absence of necessary regulatory approval, restrictions contained in the Company's Articles or for any other reason, a person exercising Rights will be entitled to receive a combination of cash or property or other securities having a value equal to the value of the shares of Preferred Stock or Common Stock which would otherwise have been issued upon exercise of the Rights.

         At any time until ten days following the Stock Acquisition Date, the Board of Directors of the Company may redeem the Circuit City Rights and the CarMax Rights in whole, but not in part, at a price of $.01 per Right, payable in cash or securities or both (the "Redemption Price"). Upon certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights (with, where required, the concurrence of a majority of the Continuing Directors), the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         After a Person becomes an Acquiring Person and before any Acquiring Person acquires 50% or more of the outstanding shares of Common Stock, the Company, with the approval of a majority of Continuing Directors, may require a holder to exchange all or any portion of the holder's Rights at an exchange ratio of (1) one share of Circuit City Group Stock or one four-hundredths of a share of Series E Preferred Stock (or in certain circumstances, other securities of the Company) per Circuit City Right and (2) one share of CarMax Group Stock or one four-hundredths of a share of Series F Preferred Stock (or in certain circumstances, other securities of the Company) per CarMax Right.


         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income at such time as the Rights become exercisable or are exercised for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Certain provisions of the Rights Agreement relating to the principal economic terms of the Rights generally may not be amended at any time. Other provisions may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, these other provisions of the Rights Agreement may be amended by the Board (in certain circumstances only with the concurrence of the Continuing Directors) in order: to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the Rights Agreement; or in any other respect that will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that no amendment to adjust the time period governing redemption may be made if the Rights are not redeemable at the time of such amendment.

         Each one four-hundredth of a share of Series E Preferred Stock will be entitled to (i) a quarterly dividend equal to the greater of (a) the quarterly dividend declared per share of Circuit City Group Stock or (b) $.01, (ii) upon liquidation, a minimum preferential liquidation payment equal to the greater of
(a) $250.00 or (b) the market price of a share of Circuit City Group Stock at the time of liquidation, plus accrued and unpaid dividends, and (iii) in the event of any merger, consolidation or other transaction in which shares of Circuit City Group Stock are exchanged, the same amount received per share of Circuit City Group Stock. Each one four-hundredths of a share of Series F Preferred Stock will be entitled to (i) a quarterly dividend equal to the greater of (a) the quarterly dividend declared per share of CarMax Group Stock or (b) $.01, (ii) upon liquidation, a minimum preferential liquidation payment equal to the greater of (a) $100.00 or (b) the market price of a share of CarMax Group Stock at the time of liquidation, plus accrued and unpaid dividends, and
(iii) in the event of any merger, consolidation or other transaction in which shares of CarMax Group Stock are exchanged, the same amount received per share of CarMax Group Stock. After April 14, 2058, the Company may redeem all or any portion of the Series E or Series F Preferred Stock at a price equal to the respective liquidation payments described above. The foregoing rights are protected by customary anti-dilution provisions. The holders of shares of Preferred Stock are not entitled to vote on any matter except to the extent provided by law. Because of the nature of the Preferred Stock's dividend, liquidation and redemption rights, the value of each one four-hundredths of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of the associated series of Common Stock subject to the effect on such value of the fact that holders of Preferred Stock have no voting rights other than those provided by law.

         The term "Continuing Director" means any member of the Company's Board of Directors who was a member of the Board on the Distribution Date, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

         This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement. A copy of the Rights Agreement previously has been filed with the Commission as an Exhibit to a Registration Statement on Form 8-A, and is incorporated herein by reference.

Anti-Takeover Considerations

         The following information is provided with respect to certain matters that could be viewed as having the effect of discouraging an attempt to obtain control of the Company.

         The Articles provide for the issuance of Preferred Stock in series at the discretion of the Board of Directors without further action by the Company's shareholders (except as may be required by Virginia law or the rules or regulations of any securities exchange on which the Company's securities may then be listed). The Board of Directors may designate any of such series of Preferred Stock and may establish the relative rights and preferences of each series; however, no series of Preferred Stock may entitle the holder thereof to more than one vote per share. The Articles authorize 2,000,000 shares of Preferred Stock of which 1,000,000 shares have been designated as Series E or Series F Preferred Stock and 800,000 of those are reserved for issuance in connection with the Company's Rights Agreement. One of the effects of the existence of authorized, unissued and unreserved Preferred Stock could be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The Articles also provide for a classified Board of Directors under which approximately one-third of the total number of directors are elected each year. In addition, pursuant to the Bylaws, only the Chairman, the President or the Board of Directors, and not the shareholders of the Company, are permitted to call a special meeting of shareholders.

         Certain of the Company's financing arrangements include provisions allowing for the termination of such arrangements and the acceleration of the borrowings and other obligations thereunder in the event (i) any person or group becomes, or acquires the right to become, the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding voting securities or (ii) a transaction or series of transactions occurs as a result of which the directors immediately prior to such transaction(s) (together with persons elected or nominated by not less than two-thirds of such directors) cease to constitute a majority of the Board of Directors.

         The Rights Agreement permits disinterested shareholders to acquire additional shares of the Company or of an acquiring company at a substantial discount in the event of certain described changes in control. See " -- Rights Agreement."

         The Company is subject to the "affiliated transactions" and "control share acquisitions" statutes of the VSCA, which are summarized below.

         The "affiliated transactions" statute restricts certain transactions ("Affiliated Transactions") between a Virginia corporation having more than 300 shareholders of record and any person (an "Interested Shareholder") who beneficially owns more than 10% of any class of the corporation's voting securities. These restrictions, which are described below, do not apply to an Affiliated Transaction with an Interested Shareholder who has been such continuously since the date the corporation first had 300 shareholders of record or whose acquisition of shares making such person an Interested Shareholder was previously approved by a majority of the corporation's Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of the corporation's board of directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder or (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors. Affiliated Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%. The "affiliated transactions" statute prohibits a corporation from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of the Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or by the corporation's articles of incorporation, an Affiliated Transaction must be approved either by a majority of the Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price or certain other provisions of the statute. These fair price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction (a) be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and (b) not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

         The "control share acquisitions" statute provides that shares of a Virginia corporation having 300 or more shareholders of record which are acquired in a "Control Share Acquisition" have no voting rights unless such rights are granted by a shareholders' resolution approved by the holders of a majority of the votes entitled to be cast on the election of directors by persons other than the acquiring person or any officer or employee-director of the corporation. A "Control Share Acquisition" is an acquisition of voting shares which, when added to all other voting shares beneficially owned by the acquiring person, would cause such person's voting strength with respect to the election of directors to meet or exceed any of the following thresholds: (i) one-fifth, (ii) one-third or (iii) a majority. An acquiring person is entitled, before or after a Control Share Acquisition, to file a disclosure statement with the corporation and demand a special meeting of shareholders to be called for the purpose of considering whether to grant voting rights for the shares acquired or proposed to be acquired. If authorized in the corporation's articles of incorporation or bylaws before a Control Share Acquisition has occurred, the corporation may, during specified periods, redeem the shares so acquired if no disclosure statement is filed or if the shareholders have failed to grant voting rights to such shares. In the event full voting rights are granted to an acquiring person who then has majority voting power, those shareholders who did not vote in favor of such grant are entitled to dissent and demand payment of the fair value of their shares from the corporation. The control share acquisitions statute does not apply to an actual or proposed Control Share Acquisition if the corporation's articles of incorporation or bylaws are amended, within the time limits specified in the statute, to so provide.

         The Company's Bylaws establish advance notice procedures, as described below, for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of shareholders of the Company.

         The Bylaws provide that nominations for the election of directors may be made only by the Board of Directors or by a shareholder entitled to vote in the election of directors who gives timely written notice to the Secretary of the Company. Any such notice must be given not later than (i) with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting or (ii) with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The shareholder's notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

         The Bylaws also provide that in order to bring before an annual meeting of shareholders any proper business that a shareholder has not sought to have included in the Company's proxy statement for the meeting, a shareholder must give timely written notice to the Secretary or Assistant Secretary of the Company at the Company's principal office. Any such notice must be received (i) on or after March 1st and before April 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date for such meeting prescribed in the Bylaws has been changed by more than 30 days. The shareholder's notice must set forth
(a) the name and address, as they appear on the Company's stock transfer books, of the shareholder; (b) the class and number of shares of stock of the Company beneficially owned by the shareholder; (c) a representation that the shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice; (d) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (e) any interest that the shareholder may have in such business.


         Certain provisions described above may have the effect of delaying shareholder actions with respect to certain business combinations and the election of new members of the Board of Directors. As such, the provisions could have the effect of discouraging open market purchases of Common Stock because they may be considered disadvantageous by a shareholder who desires to participate in a business combination or elect a new director.

                   CERTAIN MANAGEMENT AND ALLOCATION POLICIES

         The Circuit City Group has accounted for its interest in the CarMax Group in a manner similar to the equity method of accounting. Generally accepted accounting principles require that the CarMax Group be consolidated with the Circuit City Group. Except for the effects of not consolidating the Circuit City Group and the CarMax Group, the Company prepares financial statements in accordance with generally accepted accounting principles, consistently applied, for both the Circuit City Group and the CarMax Group, and these financial statements, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of each of the Groups principally reflect the financial position, results of operations and cash flows of the businesses included therein. The Group financial statements also include allocated portions of the Company's corporate general and administrative costs and other shared services. Notwithstanding such allocations for the purpose of preparing each of the Group's financial statements, holders of Circuit City Group Stock and CarMax Group Stock are subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities. See "Risk Factors -- Factors Relating to Capital Stock -- Shareholders of One Group; Financial Effects on One Group Could Affect the Other."

         Principal corporate activities are allocated to the Groups based on methods that management of the Company believes to be reasonable and are reflected in their respective financial statements as follows:

                 (i) Most financial activities are managed by the Company on a centralized basis. Such financial activities include the investment of surplus cash, and the issuance and repayment of short-term and long-term debt and may include the issuance and repurchase of any Preferred Stock. In the event that cash or other property allocated to one Group is transferred to the other Group (other than transfers made with respect to the Inter-Group Interest upon the payment of any dividend or other distribution on CarMax Group Stock), such transfer will be accounted for in one of the following ways, as determined by the Board of Directors: (A) as a reallocation of pooled debt (as defined below) or Preferred Stock, as described in paragraph (ii) below, (B) as a short-term or long-term loan from one Group to the other Group, as described in paragraph (iii) below, (C) as an increase or decrease in the Number of Shares Issuable with Respect to the Inter-Group Interest, as described in paragraph (iv) below, or (D) as a sale of assets between the two Groups. There are no specific criteria to determine which of the foregoing would be applied to a particular transfer of cash or property from one Group to the other Group. Such determination will be made by the Board of Directors in the exercise of its business judgment based upon all relevant circumstances, including the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. All transfers of material assets from one Group to the other Group will be made on a fair value basis for the foregoing purposes, as determined by the Board of Directors.

                 (ii) Debt of the Company is either allocated between the Groups ("pooled debt") or is allocated in its entirety to one Group. Preferred Stock, if issued, will be allocated in a similar manner. Cash allocated to one Group that is used to repay pooled debt or redeem Preferred Stock will decrease such Group's allocated portion of the pooled debt or Preferred Stock, respectively. Cash or other property allocated to one Group that is transferred to the other Group will, if so determined by the Board of Directors, decrease the transferring Group's allocated portion of the pooled debt or Preferred Stock and, correspondingly, increase the recipient Group's allocated portion of the pooled debt or Preferred Stock. The pooled debt bears interest at a rate based on the weighted average interest rate of such debt calculated on a periodic basis and applied to the average pooled debt balance during the period. Preferred Stock, if issued and if pooled in a manner similar to the pooled debt, will bear dividends at a rate based on the weighted average dividend rate of such Preferred Stock similarly calculated and applied. Any expense related to debt or Preferred Stock of the Company that is allocated in its entirety to either Group will be allocated in whole to such Group, and any expense related to increases in pooled debt or Preferred Stock will be reflected in the weighted average interest or dividend rate of such pooled debt or Preferred Stock as a whole.

                 (iii) Cash or other property allocated to one Group that is transferred to the other Group, may, if so determined by the Board of Directors, be accounted for either as a short-term loan or as a long-term loan. The Board of Directors establishes the terms on which loans between the Groups are made, including interest rate, amortization schedule, maturity and redemption terms.

                 (iv) Cash or other property allocated to the Circuit City Group that is contributed as additional equity to the CarMax Group will increase the Number of Shares Issuable with Respect to the Inter-Group Interest and, accordingly, will increase the Inter-Group Interest Fraction and decrease the Outstanding CarMax Fraction. Cash or other property allocated to the CarMax Group that is transferred to the Circuit City Group, if so determined by the Board of Directors, will decrease the Number of Shares Issuable with Respect to the Inter-Group Interest and, accordingly, will decrease the Inter-Group Interest Fraction and increase the Outstanding CarMax Fraction.

                 (v) All financial impacts of issuances of shares of Circuit City Group Stock or shares of CarMax Group Stock, the proceeds of which are attributed to the Inter-Group Interest of the Circuit City Group, will be reflected entirely in the financial statements of the Circuit City Group. All financial impacts of issuances of shares of CarMax Group Stock, the proceeds of which are allocated to the CarMax Group, will be reflected entirely in the financial statements of the CarMax Group. Financial impacts of dividends or other distributions on, and purchases of, shares of Circuit City Group Stock or CarMax Group Stock are reflected entirely in the respective financial statements of the Circuit City Group and the CarMax Group, except that so long as the Circuit City Group has an Inter-Group Interest, the Circuit City Group financial statements are credited, and the CarMax Group financial statements are charged, with an amount that is proportionate to the aggregate amount paid in respect of any such dividend on, or other distribution with respect to, the CarMax Group Stock.

                 (vi) Corporate general and administrative costs and other shared services are generally allocated to the Groups based upon utilization of such services by each Group. Where determinations based on utilization alone are impracticable, other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to each Group are used.

                 (vii) Federal income taxes, which are determined on a consolidated basis, are allocated to each Group in accordance with the Company's tax allocation policy and reflected in the financial statements for each Group. In general, the consolidated tax provision and related tax payments or refunds are allocated between the Groups, for Group financial statement purposes, based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Group. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.


         The above policies may be modified or rescinded, or additional policies may be adopted, in the sole discretion of the Board of Directors, without approval of the shareholders, although the Board of Directors has no present plans to do so. Any determination of the Board of Directors to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate effects upon holders of the two series of Common Stock, will be made by the Board of Directors in its good faith business judgment of the Company's best interests, taking into consideration the interests of all common shareholders. See "Risk Factors -- Factors Relating to Capital Stock -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law."

                       STOCK TRANSFER AGENT AND REGISTRAR

         Norwest Bank Minnesota, N.A. acts as the registrar and transfer agent for both the Circuit City Group Stock and the CarMax Group Stock.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of certain of the material United States federal income tax consequences of the ownership and disposition of the Circuit City Group Stock. This discussion does not deal with all aspects of United States federal income taxation, nor does it address the tax treatement of holders subject to special tax treatment, such as foreign corporations and nonresident alien individuals. Prospective investors are urged to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax consequences of owning and disposing of the Circuit City Group Stock.

         In the opinion of McGuire, Woods, Battle & Boothe LLP, tax counsel to the Company, the Circuit City Group Stock will be treated for federal income tax purposes as common stock of the Company. Accordingly, for federal income tax purposes, (i) a holder of Circuit City Group Stock will not recognize any income, gain or loss upon the exchange of Circuit City Group Stock for CarMax Group Stock either pursuant to the Company's option or upon the Disposition of all or substantially all of the assets of the Circuit City Group, except for cash received in lieu of fractional shares; and (ii) the tax basis of the CarMax Group Stock received in such exchange will be the tax basis of the Circuit City Group Stock exchanged therefor, and, assuming that the exchanged Circuit City Group Stock is held as a capital asset, the holding period of the CarMax Group Stock exchanged therefor will include the holding period of such Circuit City Group Stock.

         The Internal Revenue Service (the "Service") has announced that it will not issue advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities that bear directly on transactions similar to the offering. It is possible, therefore, that the Service could assert that the Circuit City Group Stock represents property other than stock of the Company. If the Circuit City Group Stock were treated as property other than stock of the Company, the Company or its subsidiaries (i) could recognize a significant taxable gain on the issuance of Circuit City Group Stock in an amount equal to the excess of the fair market value of such stock over its federal income tax basis to the Company or such subsidiaries and (ii) the Company could lose its ability to file consolidated federal income tax returns (one consequence being that any dividends paid or deemed to be paid by the Circuit City Group to the Company would be taxable to the Company, subject to any applicable dividends received deduction). As indicated above, however, it is the opinion of counsel that the Service would not prevail in any such assertion.

         The foregoing discussion is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Department regulations, published positions of the Service and court decisions now in effect, all of which are subject to change. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to the Common Stock or the United States Treasury Department could change the current law in future regulations, including regulations issued pursuant to its authority under Section 337(d) of the Code. Any future legislation or regulations could apply retroactively.

                             VALIDITY OF SECURITIES

         The validity of the Shares to which this Prospectus relates will be passed upon for the Company by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, which serves as general counsel to the Company. Lawyers of McGuire, Woods, Battle & Boothe LLP own approximately 11,000 shares of Common Stock.

                                    EXPERTS

         The (i) consolidated financial statements of the Company as of February 28, 1998 and 1997, and for each of the fiscal years in the three-year period ended February 28, 1998 and the related financial statement schedule incorporated by reference herein, (ii) financial statements of the Circuit City Group as of February 28, 1998 and 1997, and for each of the fiscal years in the three-year period ended February 28, 1998 and the related financial statement schedule incorporated by reference herein, (iii) financial statements of the CarMax Group as of February 28, 1998 and 1997, and for each of the fiscal years in the three-year period ended February 28, 1998 and the related financial statement schedule incorporated by reference herein, have been incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

         The reports of KPMG Peat Marwick LLP covering the Circuit City Group financial statements and schedule, referred to above, include a qualification related to the effects of not consolidating the CarMax Group with the Circuit City Group as required by generally accepted accounting principles.

                           GLOSSARY OF DEFINED TERMS

         Set forth below is a list of certain defined terms used herein and the page of this Prospectus on which each such term is defined.


                                                                                                    Page on which
                                                                                                   Term is defined
Term                                                                                              in the Prospectus
-----                                                                                             ------------------

Acquiring Person.................................................................................       36
Affiliated Transactions..........................................................................       40
Articles ........................................................................................       13
Asset Purchase Agreement.........................................................................       19
CarMax...........................................................................................        4
CarMax Group.....................................................................................       22
CarMax Group Available Dividend Amount...........................................................       21
CarMax Group Companies...........................................................................       22
CarMax Group Net Earnings (Loss).................................................................       22
CarMax Group Stock...............................................................................        3
CarMax Group Subsidiaries........................................................................       28
CarMax Right.....................................................................................       36
Chrysler.........................................................................................        4
Circuit City Group...............................................................................       21
Circuit City Group Available Dividend Amount.....................................................       21
Circuit City Group Net Earnings (Loss)...........................................................       22
Circuit City Group Stock.........................................................................        1
Circuit City Group Subsidiaries..................................................................       28
Circuit City Right...............................................................................       36
Code     ........................................................................................       44
Commission.......................................................................................        2
Common Stock.....................................................................................        4
Company..........................................................................................        4
Continuing Directors.............................................................................       39
Control Share Acquisition........................................................................       40
Convertible Securities...........................................................................       24
Disinterested Director...........................................................................       40
Disposition......................................................................................       23
Distribution Date................................................................................       36
Divx     ........................................................................................        4
Exchange Act.....................................................................................        2
FNAC     ........................................................................................        9
Fair Value.......................................................................................       25
Franchise Agreements.............................................................................       11
Inter-Group Interest.............................................................................       34
Inter-Group Interest Fraction....................................................................       34
Interested Shareholder...........................................................................       40
Liquidation Unit.................................................................................        6
Market Capitalization............................................................................       25
Market Value.....................................................................................       25
Market Value Ratio of the CarMax Stock to the Circuit City Stock.................................       25
Market Value Ratio of the Circuit City Stock to the CarMax Stock.................................       26
Nasdaq NMS.......................................................................................       25
Net Proceeds.....................................................................................       26
Number of Shares Issuable with Respect to the Inter-Group Interest...............................        7
NYSE.............................................................................................        1


                                      -45-

Outstanding CarMax Fraction......................................................................        6
Preferred Stock..................................................................................        4
Publicly Traded..................................................................................       27
Redemption Price.................................................................................       38
Related Business Transaction.....................................................................       27
Rights   ........................................................................................       36
Rights Agreement.................................................................................       36
Selling Stockholder..............................................................................       19
Series E Preferred Stock.........................................................................       20
Series F Preferred Stock.........................................................................       20
Series E Purchase Price..........................................................................       36
Series F Purchase Price..........................................................................       36
Service  ........................................................................................       43
Shares   ........................................................................................        1
Stock Acquisition Date...........................................................................       36
Trading Day......................................................................................       27
VSCA     ........................................................................................       13


                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    SEC registration fee.....................................   $        424
    NYSE listing fee.........................................          1,500
    Accountants' fees and expenses...........................         10,000
    Attorneys' fees and expenses.............................         50,000
    Printing and engraving expenses..........................              0
    Miscellaneous............................................              0
         Total...............................................   $     61,924
--------------

    All fees and expenses other than the SEC registration fee and the NYSE listing fee are estimated.

Item 15.  Indemnification of Directors and Officers

    The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, as amended, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director of officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

    The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.  Exhibits

Exhibit
  No.                           Document

4.1 Amended and Restated Articles of Incorporation of the Company, effective February 3, 1997, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759), filed March 4, 1997, are expressly incorporated herein by this reference.

4.2 Articles of Amendment to the Company's Amended and Restated Articles of Incorporation, effective April 28, 1998, filed as
              Exhibit 4 to Form 8-A filed April 28, 1998 (File No. 1-5767) are expressly incorporated herein by this reference.

4.3 (a) Form of Certificate of Circuit City Stores, Inc. - CarMax Group Common Stock, filed as Exhibit 4.3(a) to the Company's Registration Statement on Form S-3 (Registration No. 333-15995) is expressly incorporated herein by this reference.

4.3 (b) Form of Certificate of Circuit City Stores, Inc. - Circuit City Group Common Stock, filed as Exhibit 4.3(b) to the Company's Registration Statement on Form S-3 (Registration No. 333-15995) is expressly incorporated herein by this reference.

4.4 Bylaws of the Company, as amended and restated August 19, 1997, filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997, (File No. 1-5767) are expressly incorporated herein by this reference.

4.5 Rights Agreement dated April 14, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to the Company's 8-A filed on April 28, 1998, is expressly incorporated herein by this reference.

5.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP, regarding the legality of the Common Stock being registered.

8.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP as to certain tax matters.

23.1          Consent of KPMG Peat Marwick LLP.

23.2 Consents of McGuire, Woods, Battle & Boothe LLP (included in Exhibits 5.1 and 8.1).

24            Powers of Attorney.

Item 17.  Undertakings

    1.        The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on June 10, 1998.


                                         CIRCUIT CITY STORES, INC.

                                         By:  /s/ Michael T. Chalifoux
                                              ------------------------
                                              Michael T. Chalifoux
                                              Senior Vice President,
                                              Chief Financial Officer,
                                              Corporate Secretary and Director



    Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities listed on this the 10th of June, 1998.


   Signature                                      Title                         Date
   ---------                                      -----                         ----

Richard L. Sharp*                         Chief Executive Officer        June 10, 1998
----------------------------------        and Chairman of the Board
Richard L. Sharp


Alan L. Wurtzel*                          Vice Chairman of the Board      June 10, 1998
----------------------------------        and Director
Alan L. Wurtzel


/s/ Michael T. Chalifoux                  Senior Vice President, Chief    June 10, 1998
----------------------------------        Financial Officer, Corporate
Michael T. Chalifoux                      Secretary and Director


Richard N. Cooper*                                Director                June 10, 1998
----------------------------------
Richard N. Cooper


Barbara S. Feigin*                                Director                June 10, 1998
----------------------------------
Barbara S. Feigin


Robert S. Jepson, Jr.*                            Director                June 10, 1998
----------------------------------
Robert S. Jepson, Jr.


Hugh G. Robinson*                                 Director                June 10, 1998
----------------------------------
Hugh G. Robinson








Walter J. Salmon*                                 Director                June 10, 1998
----------------------------------
Walter J. Salmon


Mikael Salovaara*                                 Director                June 10, 1998
----------------------------------
Mikael Salovaara


----------------------------------                Director                June 10, 1998
John W. Snow


Edward Villaneuva*                                Director                June 10, 1998
----------------------------------
Edward Villaneuva


Philip J. Dunn*                           Vice President, Treasurer,      June 10, 1998
----------------------------------        Corporate Controller and
Philip J. Dunn                            Chief Accounting Officer




*By: /s/ Michael T. Chalifoux
---------------------------------
Name:  Michael T. Chalifoux
Title:  Attorney-in-Fact


                                 EXHIBIT INDEX

Exhibit
  No.                                       Document
-------                                     --------

4.1 Amended and Restated Articles of Incorporation of the Company, effective February 3, 1997, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-22759), filed March 4, 1997, are expressly incorporated herein by this reference.

4.2 Articles of Amendment to the Company's Amended and Restated Articles of Incorporation, effective April 28, 1998, filed as Exhibit 4 to Form 8-A filed April 28, 1998 (File No. 1-5767) are expressly incorporated herein by this reference.

4.3(a) Form of Certificate of Circuit City Stores, Inc. - CarMax Group Common Stock, filed as Exhibit 4.3(a) to the Company's Registration Statement on Form S-3 (Registration No. 333-15995) is expressly incorporated herein by this reference.

4.3(b) Form of Certificate of Circuit City Stores, Inc. - Circuit City Group Common Stock, filed as Exhibit 4.3(b) to the Company's Registration Statement on Form S-3 (Registration No. 333-15995) is expressly incorporated herein by this reference.

4.4 Bylaws of the Company, as amended and restated August 19, 1997, filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997, (File No. 1-5767) are expressly incorporated herein by this reference.

4.5 Rights Agreement dated April 14, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to the Company's 8-A filed on April 28, 1998, is expressly incorporated herein by this reference.

5.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP, regarding the legality of the Common Stock being registered.

8.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP as to certain tax matters.

23.1       Consent of KPMG Peat Marwick LLP.

23.2       Consents of McGuire, Woods, Battle & Boothe LLP (included in Exhibits
           5.1 and 8.1).

24         Powers of Attorney.